As filed with the Securities and Exchange Commission on August 11, 2003



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       FORM SB-2 (Amended)

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 COPYRIGHT MEDIA CORPORATION OF NEVADA
               -----------------------------------------
            (Name of small business issuer in its charter)

      Nevada                                           88-0467206
    ----------                                       --------------
    (State or       (Primary Standard Industrial    (I.R.S.  Employer
 jurisdiction of    Classification Code Number)    Identification No.)
 incorporation or
  organization)

                   5440 West Sahara Avenue 3rd Floor
                          Las Vegas, NV 89146
                            (702) 948-8844
                 --------------------------------------
     (Address and telephone number of principal executive offices)

                            Vincent Hesser
                   5440 West Sahara Avenue 3rd Floor
                          Las Vegas, NV 89146
                            (702) 948-8844
                 --------------------------------------
       (Name, address and telephone number of agent for service)

                              Copies to:

                    NevWest Securities Corporation.
                   2654 West Horizon Ridge Boulevard
                           Suite Number B-3
                          Henderson, NV 89052
                            (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] ______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
 Tile of each     Dollar       Proposed       Proposed      Amount of
   class of      amount to     maximum         maximum     registration
 securities to      be         offering       aggregate        fee
 be registered  registered    price per    offering price
                                share
-----------------------------------------------------------------------
   2,250,000     $2,250.00    $0.0047(2)     $10,475.00       $0.97
Common Stock(1) (par value)
-----------------------------------------------------------------------

(1) Shares of common stock of the registrant being distributed to stockholders of OneCap subject to effective registration.
(2) Based on Book Value Per Share..

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                           -Cover Page-






         PRELIMINARY  PROSPECTUS DATED __________, 2003

                2,250,000 Shares of Common Stock

              COPYRIGHT MEDIA CORPORATION OF NEVADA

This prospectus relates to the spin-off of 2,250,000 shares of our common stock by OneCap ("OneCap") through a distribution to its stockholders. OneCap shall own 2,250,000 shares of common stock, which represents 20.0% of our common equity contignent upon this registration statement becoming effective with the Securities and Exchange Commission.

In the spin-off, OneCap will distribute all of its shares of our Class A common stock on a pro rata basis to the holders of OneCap common stock. Each of you, as a holder of OneCap common stock, will receive one share of our Class A common stock for each four shares of OneCap that you held at the close of business on _________, 2003, the record date for the spin-off. We are sending you this prospectus to describe the spin-off. We expect the spin-off to occur on __________, 2003. No stockholder vote is required for the spin-off to occur and you do not need to take any action to receive the shares of our common stock to which you are entitled in the spin-off. This means that: you do not need to pay anything to OneCap or to us; and you do not need to surrender any shares of OneCap to receive your shares of our common stock.

The shares being registered herein are not listed on any national securities exchange.

      THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK.
        SEE "RISK FACTORS" ON PAGES 4 THROUGH 9 BELOW.
                   --------------------------

 WE ARE NOT ASKING YOU FOR A PROXY OR FOR ANY CONSIDERATION AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR ANY CONSIDERATION.
                   --------------------------
 THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THISPROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        TABLE OF CONTENTS




PART I: INFORMATION REQUIRED IN PROSPECTUS                                  1

 Item 3. Summary Information and Risk Factors                               1
 Item 4. Use of Proceeds.                                                   8
 Item 5. Determination of Offering Price.                                   8
 Item 6. Dilution.                                                          8
 Item 7. Selling Security Holders.                                          9
 Item 8. Plan of Distribution.                                              9
 Item 9. Legal Proceedings.                                                 9
 Item 10. Directors, Executive Officers, Promoters and Control Persons.    10
 Item 11. Security Ownership of Certain Beneficial Owners and Management.  14
 Item 12. Description of Securities.                                       16
 Item 13. Interest of Named Experts and Counsel.                           18
 Item 14. Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                                           18

 Item 15. Organization Within Last Five Years.                             18
 Item 16. Description of Business.                                         19
 Item 17. Management's Discussion and Plan of Operation.                   24
 Item 18. Description of Property.                                         24
 Item 19. Certain Relationships and Related Transactions.                  25
 Item 20. Market for Common Equity and Related Stockholder Matters.        26
 Item 21. Executive Compensation.                                          27
 Item 22. Financial Statements.                                            29

              Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors


                       PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER WITH REGARD TO THE SHARES OF COMMON STOCK. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE SUGGESTED BY THE FORWARD-LOOKING STATEMENTS FOR VARIOUS REASONS, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS." ALL REFERENCES TO THE "COMPANY," "WE," "OUR," OR "US" REFER TO THE OPERATIONS OF COPYRIGHT MEDIA CORPORATION OF NEVADA OR ITS PREDECESSORS.

THE COMPANY

Copyright Media Corporation of Nevada is a media and advertising company geared toward lifestyle, home improvement, interior design and real estate related subject matter. Our market is presently focused upon communities located throughout Southern Nevada. We publish and distribute a print magazine entitled "Around Your Home" and produce a cable and broadcast television show of the same name that airs locally throughout the state of Nevada. Our revenue is derived primarily from advertisers seeking print, television, internet and direct mail marketing and advertising services. We publish original subject matter related to home improvement and real estate content through traditional print media, local television and various websites. We maintain and operate the website www.allthatwork.com, designed to provide useful content for homeowners interested in home improvement tips, advice and guidance. We also operate an internet website design and hosting service, ATWHost and offer our services to home improvement contractors, real estate professionals, builders, developers and other related commercial clients seeking an internet presence. Our various media channels allow us efficient access to our advertising client's target market base. Our address is 5440 West Sahara Ave. Third Floor Las Vegas, Nevada 89146. Our telephone number is (702) 948-8844.

As of the date of this prospectus, we have 9,000,000 common shares issued and outstanding. Giving effect to the consummation of the spin-off of shares to OneCap shareholders, we shall have 11,250,000 shares of $0.001 par value common stock issued and outstanding.

PROCEEDS OF THE SPIN OFF AND FUTURE FUNDING REQUIREMENTS

The spin off will not result in any net proceeds to us or OneCap. In the future, we may need to obtain additional funds so as to continue or expand operations. See "Risk Factors." If additional funds are required, we cannot predict whether we can raise sufficient capital to meet our working capital requirements.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and do not expect to pay cash dividends on our common stock in the foreseeable future. To the extent we obtain financing in the future, such funding sources may prohibit the payment of dividends. We currently intend to retain any future earnings for use in our business.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC to register the common stock that the OneCap stockholders will receive in the spin-off. This prospectus is part of that registration statement, but does not include all of the information you can find in that registration statement or the exhibits to the registration statement. For additional information, please see the registration statement and its exhibits. Statements in this prospectus regarding the terms of any contract or document are not necessarily complete and in each instance, if the contract or document is filed as an exhibit to the registration statement, please see the copy of the contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by the relevant reference. After the spin-off, we will file annual, quarterly and special reports, proxy statements, and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements, certified by an independent public accounting firm. The registration statement is, and these future filings with the SEC will be, available to the public at the public reference facilities at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically through the SEC's home page on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statement of operations data:              Three Months
                                             Ended           Years ended
                                            September          June 30,
                                            30, 2002       2002        2001
                                           -----------------------------------


Sales revenue                                $90,800     $181,600      $8,700
                                           -----------------------------------
Production expenses                          216,100      416,400      92,300
General and administrative expenses          101,100      344,200      95,200
Depreciation and amortization                  5,800       19,900      10,000
Interest expense                               1,500            -           -
                                           -----------------------------------
  Total Expenses                             324,500      780,500     197,500
                                           -----------------------------------
Net (loss)                                 (233,700)    (598,900)   (188,800)
                                           ===================================
Net loss per share (basic and diluted)        (0.03)       (0.07)      (0.02)
                                           ===================================
Weighted average number of common shares   9,000,000    9,000,000   7,750,685
outstanding                                ===================================

Balance sheet data:                        Three Months
                                             Ended           Years ended
                                            September          June 30,
                                            30, 2002       2002        2001
                                           -----------------------------------

Cash                                         $37,600    $108,600          $-
Accounts receivable, net                      22,100      27,400           -
Accounts receivable, employee                      -         900           -
Capitalized production costs                       -           -       7,500
Other assets                                     400           -           -
                                           -----------------------------------
  Total current assets                        60,100     136,900       7,500
                                           -----------------------------------
Property and equipment, net                   37,400      35,000      45,900
Prepaid offering costs                         5,000       5,000           -
                                           -----------------------------------

  Total assets                              $102,500    $176,900     $53,400
                                           ===================================

Accounts payable                              66,000     $49,000     $15,600
Deferred revenues                             14,400      12,000      16,900
Loans payable, related party                 123,900           -           -
                                           -----------------------------------
  Total current liabilities                  204,300      61,000      32,500
                                           -----------------------------------
Commitments and contingencies                                  -           -

Preferred stock                                    -           -           -
Common stock                                   9,000       9,000       9,000
Additional paid-in capital                   910,600     894,600     200,700
Accumulated deficit                       (1,021,400)   (787,700)   (188,800)
                                           -----------------------------------
  Total stockholder's equity                (101,800)    115,900      20,900
                                           -----------------------------------
Total liabilities and stockholder's         $102,500    $176,900     $53,400
equity                                     ===================================

                          RISK FACTORS

YOU  SHOULD  CONSIDER  CAREFULLY THE FOLLOWING  RISK  FACTORS  IN
ADDITION  TO THE OTHER INFORMATION SET FORTH HEREIN IN EVALUATING
THE SHARES OF COMMON STOCK OFFERED HEREBY.


 IF THE COST OF PAPER OR POSTAGE WERE TO INCREASE, OUR OPERATING
                        LOSS WOULD WIDEN.

Paper is the principal material used in the publishing of our magazine and is a significant expense for us. The cost of paper is volatile and may rise, increasing the cost of publishing our magazine. Additionally, because we deliver our product to subscribers using the U.S. Postal Service, an increase in the postage rate would increase our expenses. If there were an increase in paper costs or postage rates, there is no guarantee that we would be able to pass the increased cost on to advertisers or readers, nor is there any guarantee that we would be able to obtain financing to meet the increased costs of publishing the magazine. Therefore, an increase in the cost of paper or postage could significantly increase our expenses, thereby increasing our operating loss.

   REVENUES COULD FALL IF ADVERTISING CLIENTS WERE TO DECREASE

Advertising makes up most of our total revenues. If a major advertiser were to stop advertising in our publication, or if there were a general decrease in the level of advertising in our magazine, our revenues would be greatly reduced. Additionally, if circulation of our magazine were to significantly decrease, advertisers might pay less for advertisements in our magazine, or no longer advertise in our magazine altogether. The fact that we may be in an economic recession could result in a decrease in the circulation of our magazine and a general decrease in the amount of advertising revenue that we receive, since both individuals and businesses generally spend less money in financially difficult times. If our advertising revenue decreases for any reason, our total revenues could be significantly reduced, greatly increasing our operating losses. To date, their has been no profits from operations.

 INTENSE COMPETITION IN THE PUBLISHING AND MEDIA INDUSTRY COULD
   REDUCE OUR MARKET SHARE AND ADVERSELY AFFECT OUR FINANCIAL
                          PERFORMANCE.

An increasing number of news media and information sources compete for consumers' and advertisers' attention and spending. We expect this competition to continue to increase. We compete for advertisers, readers, staff and outside contributors with many types of companies, including among others: publishers and distributors of traditional media, including print, radio and television; online services or web sites focused on real estate and home improvement; and web "portal" companies. Our ability to compete depends on many factors, including the originality, timeliness, comprehensiveness and trustworthiness of our content and that of our competitors, our success in developing a recognized brand for our publication, and the effectiveness of our sales and marketing efforts. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We may not be able to compete successfully for advertisers, which would materially adversely affect our ability to pursue our business plan. Increased competition could result in price reductions, reduced margins or loss of market share, each of which would materially adversely affect our business, results of operations and financial condition.

We face significant competition from publicly and privately held companies in publishing, advertising and marketing businesses. Many of our competitors have greater resources, both financial and otherwise, than the resources currently available to us, which allows them to advertise and market their magazine more extensively than we do. We compete with these magazines for advertisers and readers. If we are unable to compete successfully for advertisers and readers, our circulation and the number of advertisers in our magazine would decrease, adversely affecting our revenues. Contributing to the disparity in resources between our competition and us is the fact that we are currently experiencing cash shortages. These shortages could inhibit our ability to effectively compete with other media companies by forcing us to spend less on advertising and marketing. For example, if we continue to experience cash shortages we may be unable to retain the services of the consultants that have assisted us with various aspects of our business, including media kits, and the layout of the magazine. Such action would only increase the disparity between our competitors and us.

  OUR TOP MANAGEMENT MAY HAVE A CONFLICT OF INTEREST BECAUSE OF
                    OTHER BUSINESS PURSUITS.

Our operations depend substantially on the skills and experience of our senior management. Without employment contracts, we may lose these one or more of these individuals to other pursuits without a sufficient warning and, consequently, go out of business. Our executive officers are each involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, one or more of these individuals may face a conflict in selecting between Copyright Media and his other business interests. We have not formulated a policy for the resolution of such conflicts.

  THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS AND CERTAIN HIGHLY
        SKILLED PERSONNEL COULD CAUSE US TO LOSE CLIENTS.

Our success depends largely on the skills, experience and performance of some key members of our management. If we lose one or more of these key employees, our ability to implement our new business strategy or maintain or provide effective leadership for our company might be hampered, adversely affecting our business, operating results and financial condition. Our future success also depends on our ability to continue attracting and retaining highly skilled personnel such as writers and photographers. We face intense competition for qualified personnel. Many of our competitors have greater resources than we have, and are therefore able to spend more money to obtain the services of highly skilled personnel. Therefore, we cannot be certain that we will be successful in attracting new personnel or adequately compensating our current personnel in the future. If we are unable to retain or attract highly skilled personnel in the future, the quality of our magazine might decrease resulting in a loss of circulation and revenue.

 IF WE ARE UNABLE TO ATTRACT OR RETAIN QUALIFIED EDITORIAL STAFF
    AND OUTSIDE CONTRIBUTORS, OUR BUSINESS COULD BE ADVERSELY
                            AFFECTED

Our future success depends substantially upon the continued efforts of our editorial staff and outside contributors to produce original, timely and interesting content. We may not be able to retain existing contributors or attract additional highly qualified writers in the future. If we lose the services of a significant number of our editorial staff and outside contributors or are unable to continue to attract additional writers with appropriate qualifications, our business, results of operations and financial condition could be materially adversely affected.

  A CHANGE IN OUR DISTRIBUTION CHANNELS COULD LEAD TO INFERIOR
DISTRIBUTION OF OUR PUBLICATION LEADING TO POORER CIRCULATION AND
                         LOWER REVENUES

Our current distribution locations include among other locales, Blockbuster Video stores located throughout Southern Nevada. If our distribution were to significantly change for any reason, there is no guarantee that we would be as effective in distributing our publication resulting in a reduction in circulation, which would decrease advertising in our magazine, significantly reducing revenue. Based on our current financial situation, if the cost of our current distribution were to increase significantly we might no longer be able to afford distribution.

RECENT TERRORIST ATTACKS HAVE CONTRIBUTED TO ECONOMIC INSTABILITY
 IN THE UNITED STATES; CONTINUED TERRORIST ATTACKS, WAR OR OTHER
  CIVIL DISTURBANCES COULD LEAD TO FURTHER ECONOMIC INSTABILITY
                ADVERSELY AFFECTING OUR BUSINESS

On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. These attacks have caused instability in the global financial markets and other industries including the advertising industry. These attacks and the subsequent U.S. military campaign may lead to substantial armed hostilities or to further acts of terrorism and civil disturbances in the United States or elsewhere, which may contribute further to economic instability in the United States and could have a material adverse effect on our business, financial condition and operating results. These and other developments arising out of the attacks may make the occurrence of one or more of the factors discussed under "Risk Factors" in this prospectus more likely to occur.

  AN ECONOMIC DOWNTURN MAY RESULT IN LOSS OF REVENUE AND INCOME

Our advertising revenues are subject to the risks arising from adverse changes in domestic and global economic conditions.
Because of the recent economic slowdown in the United States, many advertisers are reducing advertising expenditures. If the current economic slowdown continues or worsens it may result in reductions in purchases of advertising, and our results of operations may be adversely affected.

We are significantly dependent upon the market for real estate and homes in Southern Nevada. The condition of the real estate markets, in which we operate, tends to be cyclical. It is related to the actual condition of the U.S national economy and the popular perception of the economic outlook. Cyclical increases in interest rates and declining demand for real estate in times of economic hardship in the past have had a direct negative impact on the real estate and home market. A recurrence of such conditions could result in a reduction in our revenues. Further, a deterioration in the local economic conditions in the markets where we operate may have a similarly negative effect. Our initial business activities are concentrated in the Nevada real estate market. Consequently, our business, results of operations and financial condition are dependent upon general
trends  in  the Nevada economy and its real estate  market.   The
Nevada economy may experience a local recession that may be accompanied by a sustained decline in the value of Nevada real estate. Real estate market declines may become so severe that the market value of the properties securing loans may be significantly less than the outstanding balances of those loans, and real estate market declines may negatively affect us. The existence of adverse economic conditions or the occurrence of natural disasters in Nevada could have a material adverse effect on our business, financial condition and results of operations.

WE MAY EXPEND SIGNIFICANT RESOURCES TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR TO DEFEND CLAIMS OF INFRINGEMENT BY THIRD PARTIES, AND IF WE ARE NOT SUCCESSFUL WE MAY LOSE RIGHTS TO USE SIGNIFICANT MATERIAL OR BE REQUIRED TO PAY SIGNIFICANT FEES.

We regard copyrights, service marks, trademarks, trade secrets, and similar intellectual property as critical to our success, and intend to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers and others to protect our proprietary rights. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services may be made available. There can be no assurance that steps, which may be taken by us to protect our proprietary rights, will be adequate or that third parties will not infringe or misappropriate our copyrights, trademarks, trade dress, and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us. We expect to be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. We are currently not aware of any legal proceedings pending against us.

WE  MAY ISSUE ADDITIONAL SECURITIES WHICH WOULD DILUTE THE  VALUE
OF THE SHARES OF OUR COMMON STOCK

Certain events over which you will have no control could result in the issuance of additional shares of our common stock, which could dilute the value of your shares of common stock. We may issue additional shares of common stock: to raise additional capital; upon the exercise of outstanding options and stock purchase warrants or additional options and warrants issued in the future; in connection with loans or other capital raising transactions; and in connection with acquisitions of other businesses or assets.

WE  MAY  NOT  BE ABLE TO ATTAIN PROFITABILITY WITHOUT  ADDITIONAL
FUNDING, WHICH MAY BE UNAVAILABLE.

We may need additional funds for the growth and development of our business, and if we are unable to obtain these funds, we may not be able to expand our business as planned. Our operations require significant amounts of cash, and we intend to seek additional capital subsequent to establishing a publicly trading market for our Company's common stock. If additional funds are raised through equity offerings or the incurrence of debt, this may have a negative impact on our shareholders. We can give no assurance as to the terms or availability of additional capital. Moreover, if we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and earnings. Our growth strategy calls for substantial capital expenditures. Additional financing might become necessary at some point in the future. Such financing may not be available on favorable terms, if at all. If we are unable to secure sufficient capital in the future, our ability to pursue our business strategy and our results from operations may be impaired. There is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. The failure to raise any needed additional funds will likely have a material adverse effect on us. In addition, it is possible that raising additional funds will result in substantial additional dilution.

PURCHASERS  IN  THIS  OFFERING WILL  HAVE  LIMITED  CONTROL  OVER
DECISION-MAKING BECAUSE OUR PRINCIPAL STOCKHOLDERS, OFFICERS  AND
DIRECTORS  CONTROL  THE  MAJORITY OF OUR ISSUED  AND  OUTSTANDING
COMMON STOCK.

Directors, executive officers and their affiliates will, after the spin-off beneficially own approximately 95% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company.

INVESTORS   MAY  HAVE  DIFFICULTY  LIQUIDATING  THEIR  INVESTMENT
BECAUSE  OUR  STOCK  IS  LIKELY TO  BE  SUBJECT  TO  PENNY  STOCK
REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products and services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. However, the forward-looking statements contained herein are not covered by the safe harbors created by Section 21E of the Securities Exchange Act of 1934.

Item 4. Use of Proceeds.

Our common stock is being distributed in connection with our spin-off from OneCap. Neither OneCap nor we will receive any proceeds
from  the  distribution  of  our stock.   There  are  no  selling
shareholders.

Item 5. Determination of Offering Price.

Our common stock is being distributed in connection with our spin-off from OneCap. Neither OneCap nor we will receive any proceeds
from  the  distribution  of  our stock.   There  are  no  selling
shareholders. You will not be required to pay for your shares of our company.

Item 6. Dilution.

Not applicable.

Item 7. Selling Security Holders.

Not applicable.

Item 8. Plan of Distribution.

The distribution is self underwritten; neither we nor OneCap has employed an underwriter for the distribution of our common shares.

The Company has retained the services of NevWest Securities Corporation for the purposes of facilitating the spin-off transaction. Compensation paid to NevWest includes a retainer in the amount of $5,000.00, a success fee of $2,500 payable to NevWest upon securing effectiveness with the SEC and 50,000 shares of common stock of the issuer restricted from resale in accordance with Rule 144. No other individuals, entities or affiliates will receive any shares, fees or gains during the course of this spin-off transaction.

INFORMATION CONCERNING ONECAP AND THE SPIN-OFF

OneCap currently owns 20% of the issued and outstanding shares of our common stock. OneCap will distribute these shares to its common stockholders of record, as of _________, 2003. OneCap may be considered an underwriter for purposes of liability under
Section 11 of the Securities Act of 1933, as amended. Section 11 imposes liability on certain persons, including underwriters, for losses due to registration statements containing material misstatements or omissions, unless the underwriter exercised due diligence. Due diligence means that after reasonable investigation, the person had reasonable grounds to believe, and believed, that there were not any material misstatements or omissions in the registration statement.

OneCap stockholders of record will initially have their ownership of our common stock registered in book-entry form, and no certificates will be issued. On the distribution date, each OneCap stockholder, at the close of business on the record date, will be credited through book-entry in the records of the transfer agent with the number of shares of our common stock distributed to them. Each OneCap stockholder will receive an account statement indicating the number of shares of our common stock that the stockholder owns. OneCap stockholders that hold their stock in street name will have our common stock credited to their brokerage accounts. Following the distribution date, OneCap stockholders may obtain, at any time without charge, a certificate that represents our common stock.

We intend to list our common stock on the OTC Bulletin Board (R) (an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq SmallCap Market or National Market) or the BBX (R) a market anticipated to replace OTC Bulletin Board (R) or, in the event that the Company is unable to include its shares of Common Stock for quotation on the Bulletin Board then in the NQB "Pink Sheets (R)" published by the National Quotation Bureau Incorporated. There can be no assurance however, that in fact we will be successful in securing public listing. Therefore, there can be no assurance that an active public market will develop for the Common Stock at all.

The  value  of  the  stock distributed in the spin  off  will  be taxable  to  the  recipient, although we  believe  that  any  tax
liability   will   be   nominal.    See   "Federal   Income   Tax
Consequences."

Item 9. Legal Proceedings.

None  of  our  directors,  officers,  significant  employees,  or
consultants   have  been  convicted  in  a  criminal  proceeding,
exclusive of traffic violations.

None  of  our  directors,  officers,  significant  employees,  or
consultants  have  been  permanently  or  temporarily   enjoined,
barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

None of our directors, officers, significant employees, or consultants have been convicted of violating a federal or state securities or commodities law.

Certain aspects of our business involve risks of liability. For example, there can be no assurance that third parties will not claim that we have misappropriated their creative ideas or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require our to enter into costly royalty or licensing arrangements to prevent us from using important technologies or methods, any of which could have a material adverse effect on our business, financial condition or operating results.

The legality of the shares of the common stock distributed in the spin off will be passed upon by the:

Law Offices of Harold P. Gewerter, Esq., Ltd.
228 South 4th Street, Suite 101
Las Vegas, NV 89101
(702) 382-1714

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Each of our directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The  following table sets forth certain information regarding our
executive  officers  and  directors  as  of  the  date  of   this
Registration Statement:

------------------------------------------------------------------------------
       NAME         AGE             POSITION                      TENURE
------------------------------------------------------------------------------
Steven D. Molasky   50   Chairman of the Board of Directors   Since July 1999
Vincent W. Hesser   36   President, Chief Executive Officer   Since July 1999
                         and Director
Tom Streit          41   Vice President                       Since June 2002
Dana Rogers         35   Vice President                       Since April 2002
Tammy Hardcastle    43   Secretary and Treasurer              Since July 1999
------------------------------------------------------------------------------

Background of Directors, Executive Officers, Promoters and Control Persons

Steven D. Molasky, Chairman of the Board of Directors - Mr. Molasky has developed (i) homes and condominiums, (ii) apartment complexes, and (iii) distribution and industrial product, master-planned communities, retail shopping centers and high rise office buildings through his various various enities owned or controlled by him.

Mr. Molasky specializes in real estate financing. He has served as a founding member and past chairman of the Nevada Institute for Contemporary Art. He has been appointed the Clark County Commission (State of Nevada) as a director and board member of the McCarran Arts Advisory Council; and by the Nevada Legislature as a board member of the Nevada Nuclear Projects Commission. Mr. Molasky also serves as a trustee/director of the University of Nevada, Las Vegas Foundation, and is a member of the Young President's Organization. Mr. Molasky also serves as a director for OneCap, a real estate and mortgage company publicly listed on OTCBBr.

An overview of Mr. Molasky's employment history for at least the last five years is as follows:

----------------------------------------------------------------------------------------------------
Employment Dates        Title               Duties          Entity                Entity Activity
----------------------------------------------------------------------------------------------------

07/99 - Present    CEO/Chairman/          Oversee entire    OneCap               Real Estate Realty
                   Secretary/Treasurer    company                                & Mortgage

01/93 - Present    President/CEO          Oversee entire    Pacific Homes        Real Estate
                                          company                                Development of
                                                                                 New Homes

02/85 - Present   President/CEO           Oversee entire    Pacific Properties   Real Estate
                                          company                                Development of
                                                                                 Commercial
                                                                                 Properties
----------------------------------------------------------------------------------------------------

Pacific Homes, a Nevada Corporation, is a related company owned 50% by Steven Molasky, and 50% by his brother Alan Molasky, which built and sold homes in the Southern Nevada market during the 1990's. Pacific Properties LLC is a commercial development company owned by Steven Molasky, which is currently building apartment and offices projects in Nevada and California. Pacific Stonegate Nevada LLC is an entity that owns and manages 172 apartment units known as Pacific Harbors at Stonegate, a rental project.

Mr. Molasky will devote approximately 10% of his working day to the Company and the execution of its business plan.

Vincent W. Hesser, President, Chief Executive Officer and Director - Mr. Hesser's areas of responsibility include coordinating the development of corporate policies, goals and objectives relative to company operations, lender and investor relations and financial performance and growth. Mr. Hesser oversees our daily operations and business affairs to ensure that its business objectives are achieved. During his tenure as a finance executive at Pacific Properties (1992-1999), Mr. Hesser obtained project equity and debt financing for various real estate projects, and he oversaw the build-out of housing, apartment, and commercial real estate projects.

Mr. Hesser began his career at PriMerit Bank (subsequently purchased by Norwest) in Las Vegas, Nevada. He was responsible for analyzing, evaluating and reporting on numerous real estate joint ventures over twenty real estate and development companies throughout the southwestern United States. He also assisted PriMerit in its reviews with the Office of Thrift Supervision
(OTS) and Federal Deposit Insurance Corporation (FDIC) with respect to those investments.

Mr.  Hesser is a graduate of Southern Utah University  (Class  of
1990) and earned his Master of Accountancy degree, summa cum laude and with high distinction. He has obtained an Illinios CPA Certificate and also holds a general contractors' license in the State of Nevada. Mr. Hesser also serves as an officer and director of OneCap.

An overview of Mr. Hesser's employment history for at least the last five years is as follows:

----------------------------------------------------------------------------------------------------
Employment Dates        Title            Duties            Entity                Entity Activity
----------------------------------------------------------------------------------------------------

07/99 - Present       President     Oversee entire         OneCap                Real Estate
                                    company operations                           Realty & Mortgage

11/97 - Present       Chief         Oversee daily          Pacific               Real Estate
                      Operating     company  operations    Properties, LLC       Development of
                      Officer                                                    Commercial
                                                                                 Properties

01/97 - 11/97         VP of         Oversee                Pacific               Real Estate
                      Finance       accounting and         Properties/           Development
                                    finance departments    Pacific Homes, LLC
---------------------------------------------------------------------------------------------------

Mr. Hesser will devote approximately 20% of his working day to the Company and the execution of its business plan.

Dana Rogers - Mr. Rogers has been engaged in selling, marketing and research, relating to consumer products and services. Mr. Rogers has held senior level management positions as Vice President of Sales and Marketing, Vice President of Special Projects and Vice President of Business Development and has consulted for several organizations in Las Vegas. Mr. Rogers also previously owned and operated a Video Production and Marketing Research Company for three years in Las Vegas.

During his career Mr. Rogers has been engaged in developing and implementing creative strategies in operations, business development, sales and marketing for several companies. Mr. Rogers holds a Bachelor of Arts in Radio/TV and Film Production, a Bachelor of Science in Marketing and a Masters of Business Administration with Honors. Additionally, Mr. Rogers holds a Nevada Contractors license and a Nevada Real Estate Brokers License.

Mr. Rogers will devote approximately 75% of his working day to the Company and the execution of its business plan.

An overview of Mr. Roger's employment history for at least the last five years is as follows:

----------------------------------------------------------------------------------------------------
Employment Dates        Title            Duties            Entity                Entity Activity
----------------------------------------------------------------------------------------------------

04/02 - Present      VP Business      Oversee              OneCap           Real Estate Realty &
                     Development      marketing &                           Mortgage
                                      sales operations

05/00 - 3/02         VP Sales &       Oversee             John Laing        Real Estate Development
                     Marketing        marketing &          Nevada
                                      sales operations

2/96 - 5/00          Marketing        Oversee             Pacific           Real Estate Development
                     Manager          marketing &         Properties/
                                      sales               Pacific Homes
                                      operations
---------------------------------------------------------------------------------------------------

Thomas G. Streit, Vice President - Mr. Streit has been employed in the computer and information science field. He began his career in 1981 working for the City of Waukegan, Waukegan, IL as an Automation Specialist. While with the City, he developed their first wide area network, which connected their Public Library System to others throughout the State of Illinois and for the first time allowed it's citizen's to access the library's card catalog via a dial-up system. While working for the City of Waukegan, he attended Roosevelt University where he received his B.S. in General Science with an emphasis in both Life Science and Information Science.

Mr. Streit's notable projects include:

  * the development of Pacific Properties, LLC property management wide area network and data sharing system,
  * the design and implementation of data and information systems infrastructure for the Park Towers at the Hughes Center's in down town Las Vegas, Nevada,
  * the conversion of Pacific Properties' accounting system from a small PC based system to an AS/400 centralized system and the development of their entire internet and extranet system.
  * the design and implementation of in-house internet design and services for Pacific Properties, LLC, dedicated to assisting the company in developing a web presence for their sales and marketing division.

Mr. Streit is responsible for all aspects of Copyright Media Corporation's operations. He directly oversees the three media divisions: Internet, Print Publications and Television Video Productions and is responsible for setting performance standards for the divisions. He is responsible for reviewing all media content, ensuring all projects are completed in a timely manner and within budget and is also responsible for maintaining control over all capital expenditures.

Mr. Streit will devote approximately 50% of his working day to the Company and the execution of its business plan.

An overview of Mr. Streit's employment history for at least the last five years is as follows:

----------------------------------------------------------------------------------------------------
Employment Dates        Title            Duties            Entity                Entity Activity
----------------------------------------------------------------------------------------------------

06/02 - Present     Vice President   Oversee daily       Copyright Media          Magazine,
                                     production          Corporation              Internet,
                                     operations                                   TV Sales

8/91 - 5/02         MIS Director     Oversee and         Pacific                  Real Estate
                                     maintain            Properties/              Development
                                     computer            Pacific Homes
                                     operations
---------------------------------------------------------------------------------------------------

Tammy Hardcastle, Treasurer. Ms. Hardcastle is responsible for the day-to-day accounting at Copyright Media. Ms. Hardcastle, as well has been involved in the document preparation for the SEC filings of a public company, as well as publishing quarterly 10-QSB reports and annual 10-KSB reports to be submitted to the SEC.

Ms. Hardcastle has been involved in real estate accounting and development since 1990. Her accomplishments include accounting work for the Lake Las Vegas destination resort community with its one of a kind man-made lake. Ms. Hardcastle has performed the conversion of an entire accounting system for multiple Las Vegas real estate development companies to a new custom software package unique to the construction industry.

Ms. Hardcastle holds a Bachelor degree in Accounting from the University of Nevada Las Vegas

Ms. Hardcastle will devote approximately 10% of her working day to the Company and the execution of its business plan.

An overview of Ms. Hardcastle's employment history for at least the last five years is as follows:

-------------------------------------------------------------------------------------------------
Employment Dates        Title             Duties         Entity             Entity Activity
-------------------------------------------------------------------------------------------------

07/99 - Present    Controller/           Oversee         OneCap             Real Estate
                   Secretary/Treasurer   accounting                         Realty &
                                         department                         Mortgage

10/95 - 5/02       Controller            Oversee         Pacific            Real Estate
                                         accounting      Properties/        Development
                                         department      Pacific Homes
-------------------------------------------------------------------------------------------------

Item  11.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our Common Stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

                          COMMON STOCK

------------------------------------------------------------------------------
Name and Address of Beneficial Owner       Number of Shares        % of Class
------------------------------------------------------------------------------
Steven D. Molasky                               6,000,000             53.33%
Vincent W. Hesser                               3,000,000             26.67%
OneCap1                                         2,250,000             20.00%
Tom Streit                                           0.00              0.00%
Dana Rogers                                             0              0.00%
Tammy Hardcastle                                        0              0.00%
------------------------------------------------------------------------------
All Executive Officers and                      9,000,000             80.00%
Directors as a Group
------------------------------------------------------------------------------
Total Issued and Outstanding Common Shares     11,250,000            100.00%
------------------------------------------------------------------------------

OneCap shall receive 2,250,000 shares of common stock of the Company subject to securing effective registration before the Securities and Exchange Commission of this registration statement.

The address for each individual in the table set forth above is:

5440 West Sahara Avenue 3rd Floor
Las Vegas, NV 89146
(702) 948-8844

Item 12. Description of Securities.

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

  * have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Company's Board of Directors;
  * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
  * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
  * are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable. Our Articles of Incorporation and Bylaws, incorporated here by reference to the Exhibits to this Registration Statement, and the applicable statutes of the State of Nevada contain a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After this offering, we will furnish its shareholders with annual financial reports certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Transfer Agent and Registrar

The  Transfer Agent and Registrar for our common stock is Pacific
Stock  Transfer Company located at 5844 South Pecos Avenue, Suite
D, Las Vegas, Nevada 89120.

Federal Income Tax Consequences

2,250,000 shares shall be issued to OneCap, and subsequently, to OneCap's shareholders, contingent upon this registration statement securing effective status before the SEC without further comment. OneCap's current loss for the six month period ending 12/31/02 is $94,468, and it total accumulated earnings from inception to 12/31/02 is $751,082. The value of the stock distributed as a dividend will be based on cost of $50,000 based on the 2,250,000 shares of Copyright Media to be transferred and spun-off.

The distribution by OneCap to stockholders of the common stock of Copyright Media Corporation of Nevada will be characterized as a dividend, taxable as ordinary income to the extent of OneCap's current or accumulated earnings and profits. Although the value of the stock distributed as a dividend in the spin-off will be taxable to the recipient, the taxable amount is expected to be insignificant. To the extent that all or part of a distribution to a holder exceeds such holder's allocable share of OneCap's current or accumulated earnings and profits, such amount will first be treated as a return of capital that will reduce the holder's adjusted tax basis in his shares of OneCap common stock, and then to the extent that the distribution exceeds such basis, such excess will be taxed as a capital gain, and a long-term capital gain if the holder's holding period for such common stock has been more than one year. Any tax liability to us as a result of the spin off is also expected to be insignificant.

A corporate holder will generally be entitled to a 70% dividends-received deduction with respect to distributions that are treated as dividends on shares of OneCap common stock that the corporate holder has held for at least 46 days during the 90-day period that begins 45 days before the stock becomes ex-dividend. A taxpayer's holding period for this purpose is reduced by periods during which the taxpayer's risk of loss, with respect to the shares, is considered diminished by reason of the existence of certain options, contracts to sell, or other similar transactions. Also, the dividends-received deduction may be reduced or eliminated if a corporation has indebtedness "directly attributable to its investment" in portfolio stock.

A corporate holder is required to reduce its basis, but not below zero, in stock by the non-taxed portion, generally the portion eligible for the dividends-received deduction described above, of an "extraordinary-dividend" as defined in Section 1059 of the Internal Revenue Code, if the holder has not held such stock subject to a risk of loss for more than two years before OneCap declared, announced, or agreed to, the amount or payment of such dividend, whichever is earliest. If any part of the non-taxed portion of an extraordinary dividend has not been applied to reduce the basis as a result of the limitation on reducing basis below zero, such part will be treated as gain from the sale or exchange of stock.

In addition, for purposes of computing its alternative minimum tax liability, a corporate holder may, in general, be required to include in its alternative minimum taxable income a portion of any dividends-received deduction allowed in computing regular taxable income.

The foregoing does not purport to be a complete analysis of all the potential tax effects of the distribution of our common stock, and is limited to United States federal income tax matters. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, and Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action. In addition, the tax consequences to a particular holder, including life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign corporations and nonresident alien individuals, may be affected by matters not discussed herein.

BECAUSE  THE  FEDERAL  INCOME TAX CONSEQUENCES  DISCUSSED  HEREIN
DEPEND UPON EACH HOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON FEDERAL TAX LAWS, REGULATIONS, RULINGS AND DECISIONS, WHICH ARE SUBJECT TO CHANGE THAT MAY BE RETROACTIVE IN EFFECT, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX
ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF ANY STATE, LOCAL FOREIGN AND OTHER TAX LAWS, AS WELL AS THE CONSEQUENCES OF ANY RECENT, PENDING OR PROPOSED CHANGES IN THE APPLICABLE LAWS.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in our Certificate of Incorporation, or Bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Copyright Media Corporation of Nevada is a Nevada Corporation incorporated on June 13, 2000 under the name, PHS, Inc. On October 30, 2001 the Board of Directors of PHS acted unanimously to revise the Articles of Incorporation of PHS so as to change the name of the company to Copyright Media Corporation of Nevada. A Certificate of Amendment of Articles of Incorporation was duly filed with the Secretary of State of the State of Nevada on November 7, 2001.

We are authorized to issue 20,000,000 million shares of common stock with par value of $0.001 per share. On June 30, 2000, we issued 2,000,000 shares and 1,000,000 shares of common stock to Steven Molasky and Vincent Hesser, both officers and directors of our company, for an aggregate amount of $3,000 in cash, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. On September 14, 2000 we issued 4,000,000 shares and 2,000,000 shares of common stock to Steven Molasky and Vincent Hesser for cash in the amount of $6,000, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Steven Molasky thereafter, contributied additional capital to the Company in two payments of $200,700 and $629,900 each. Stephen Molasky agreed to fund the Company in its formative stages up to an amount of approximately $1,000,000. Thus far he has contributed $830,600. In exchange, for this commitment, he received consideration limited exclusively to a total of 6,000,000 shares. These are capital contributions not loans

We shall issue OneCap 2,250,000 shares of common stock which shares are the subject of the spin-off transaction anticipated herein contingent upon securing effective registration. OneCap will pay $50,000 for 2,250,000 shares. As of the date of this Registration Statement, we have 9,000,000 shares issued and outstanding. Assuming this registration is deemed effective without further comment by the SEC, we shall issued OneCap, 2,250,000 shares of common stock for purposes of sdistributing these securities to OneCap shareholders. We shall have, thereafter, 11,250,000 shares of $0.001 par value common stock issued and outstanding. Our parent or affiliate shall be OneCap which shall own 2,250,000 shares of our Company subsequent to effective registration. Pursuant to an effective registration statement as filed with the SEC, these shares will distributed on a pro-rata basis, to the shareholder of OneCap in a registered spin-off transaction. Subsequent to the spin-off of the Company, the basis of control, if any, held by OneCap results from common control as consequence of Mr. Molasky and Mr. Hesser and their significant ownership of common stock in both entities and their role as officers and directors of both companies. Giving effect to the spin-off of the Company, Mr. Molasky will own 64.74% of Copyright Media and 57.01% of OneCap, and Mr. Hesser will own 31.08% of Copyright Media and 22.09% of OneCap.

Item 16. Description of Business.

A.   Business Development and Summary

Copyright Media Corporation of Nevada, a corporation formed in the State of Nevada on June 13, 2000, under the name PHS, Inc. On November 7, 2001, the Company filed an amendment to its articles of incorporation in Nevada to change its name from PHS, Inc. to Copyright Media Corporation. There were no changes to the principal line of business associated with the name change. The name change was implemented so as to reflect a more accurate description of the company's primary business. We are authorized to issue 20,000,000 million shares of common stock with par value of $0.001 per share. As of the date of this prospectus, we have 9,000,000 common shares issued and outstanding. Giving effect to the consummation of the spin-off of shares to OneCap shareholders, we shall have 11,250,000 shares of $0.001 par value common stock issued and outstanding.

Our  administrative office is located at 5440  West  Sahara  Ave.
Second  Floor Las Vegas, Nevada 89146, telephone: (702) 948-8844.
Our registered agent is Pacific Stock Transfer Company located at 5844 South Pecos Avenue, Suite D, Las Vegas, Nevada 89120.

Our fiscal year end is June 30.

We have never been subject to any bankruptcy, receivership or similar proceeding, nor have we been party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of our business.

The company has 4 full time and 5 part time employees.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

Copyright Media Corporation of Nevada is a media and advertising company geared toward lifestyle, home improvement, interior design and real estate related subject matter. Our market is presently focused upon communities located throughout Southern Nevada. We publish and distribute a print magazine entitled "Around Your Home" and produces a cable and broadcast television show of the same name that airs locally throughout the state of Nevada. Our revenue is derived primarily from advertisers seeking print, television, internet and direct mail marketing and advertising services. We publish original subject matter related to home improvement and real estate content through traditional print media, local television and various websites. We maintain and operate the website www.allthatwork.com, designed to provide useful content for homeowners interested in home improvement tips, advice and guidance. We also operate an internet website design and hosting service, ATWHost and offer our services to home improvement contractors, real estate professionals, builders, developers and other related commercial clients seeking an internet presence. Our various media channels allow us efficient access to our advertising client's target market base.

Around Your Home Magazine

Around Your Home magazine is a bi-monthly publication covering topics including relocation, interior design, money saving tips, community news, and more. The magazine is intended to serve as the homeowner's resource for information and offers vendor discounts provided by advertising customers. Our market is presently focused upon communities located throughout Southern Nevada.

Around Your Home TV

Around Your Home TV, is a thirty-minute weekly television show that presents informative interviews, helpful products, and lifestyle features for Las Vegas area homeowners. The premier show aired at 1:30AM on Channel 25 Cable 14 and repeated at 9:30AM on Channel 33 Cable 6 on Sunday February 3, 2002. This weekly series is shot entirely on location in and around Las Vegas. Each week the show's host will interview local designers, builders, product showcases, and visit fascinating properties including the homes of many local celebrities. Episodes showcase dream kitchens, baths, dining rooms, etc., and discuss design choices.

The television show is co-produced by PCTV Entertainment.

(2)  Distribution Methods of the Products or Services

Around Your Home magazine is distributed to readership for free via direct mailings, to select individuals residing in Nevada and via various real estate brokerage firms and their offices located in Southern Nevada. We have also secured rack space in local Blockbuster Video stores, Smith's grocery stores, and Gold's Gym located in Southern Nevada as distribution outlets for the magazine. Other distribution outlets include StanPark Homes, a local real estate developing firm. The magazine is published bi-monthly. Our present circulation is approximately 45,000 copies per issue.

The television show airs on Sundays at 11:30am on Channel 25 KTUD and Cable 14 and Mondays at 1:30 am on Channel 25 KTUD Cable 14.

(3)  Status of any announced new product or service

None.

(4)  Industry background

Publishing is a highly competitive business. Overall competitive factors in this segment include price, editorial content and editorial and aesthetic quality. Competition for advertising dollars in magazine operations is primarily based on advertising rates, editorial and aesthetic quality, the desirability of the magazine's demographic, reader response to advertisers' products and services and effectiveness of the advertising sales staff.

Readers value specialty magazines for their targeted editorial content and also rely on them as catalogues of products and services in the relevant topic areas. This catalogue aspect makes the specialty magazines important media buys for advertisers. Advertising sales for the Company's our specialty magazines are generated largely by in-house sales forces. The magazines compete for advertising on the basis of circulation and the niche markets they serve. The Company's Our specialty magazine and companion television show face competition in its subject area from a variety of publishers and compete for readers and viewers on the basis of the quality of its targeted content, which is provided by in-house and free-lance writers.

(5)  Raw Materials

Not applicable.

(6)   Customers

Our primary revenue source is derived from advertising the products and services of our customers. We provide space for our customers throughout the magazine, television and web-site. Presently, our customers offer products and services including:

  *     Air Conditioning & Heating
  *     Appliances
  *     Awnings
  *     Cabinets & Countertops
  *     Carpet Cleaning
  *     Carpeting & Flooring
  *     Ceiling Fans
  *     Concrete & Paving
  *     Decks, Porches, & Patios
  *     Decorative Tile
  *     Electronics, Audio, and Video
  *     Furniture, Rentals & Upholstery
  *     Garage Doors
  *     Glass & Mirrors
  *     Housekeeping
  *     Interior Design
  *     Kitchen & Baths
  *     Landscaping & Yard Maintenance
  *     Lighting
  *     Patio Covers & Enclosures
  *     Pest Control
  *     Plumbing
  *     Roofing & Siding
  *     Signs & Graphics
  *     Skylights
  *     Swimming Pools & Spas
  *     Water Softeners & Purifiers
  *     Window Coverings
  *     Window Repair & Replacement
  *     Window Washing


(7)  Intellectual Property

There can be no assurance that third parties will not bring claims of patent or technology infringement against us or claim that our use of certain technologies violates a patent. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements to prevent us from using important technologies or methods, any of which could have a material adverse effect on our business, financial condition or operating results. The Company does not posess any intellectual property.

(8)  Need for Government Approval

We are not subject to any extraordinary governmental regulations relating to our business.

Effect of existing or probable government regulations

Various  aspects of our business may become subject to government
regulation  and/or  approval.   Any  changes  in  the  regulatory
environment are likely to affect our business, results of operation, and financial condition.

(9)  Research and Development

We do not devote material resources to research and development activities.

(10) Environmental Issues

Not applicable.

(11) Employees

As  of  the  date  of  this Registration Statement,  we  have  11
employees.   Our  employees are not represented by  a  collective
bargaining agreement, and we believe that our relations with our employees are good.

Our growth plans may require additional staff. By the end of calendar year 2002, we expect to hire two additional employees.

Reports to Security Holders

Annual Reports

We intend to deliver annual reports to security holders and the United States Securities and Exchange Commission on Form 10-KSB in accordance with the provisions of Section 12 of the Securities Exchange Act of 1934, as amended. Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. Upon effectiveness of the registration statement, of which this prospectus is a part of, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Item 17. Management's Discussion and Plan of Operation.

This  section  must  be  read in conjunction  with  audited   and
unaudited  Financial  Statements included  in  this  Registration
Statement.

Copyright Media Corporation of Nevada is a Nevada Corporation incorporated on June 13, 2000 under the name, PHS, Inc. On October 30, 2001 the Board of Directors of PHS acted unanimously to revise the Articles of Incorporation of PHS so as to change the name of the company to Copyright Media Corporation of Nevada. A Certificate of Amendment of Articles of Incorporation was duly filed with the Secretary of State of the State of Nevada on November 7, 2001.

Significant Accounting Policies and Estimates


Our financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the depreciable lives of its assets, the recoverability of deferred tax assets, the allowance for doubtful accounts receivable, the allowance for obsolete or slow moving inventories and the estimated cash flows in assessing the recoverability of long-lived assets require that management apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Management's judgments are based on their historical experience, terms of existing contracts, observance of industry trends, information provided by or gathered from customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from the estimates. To provide an understanding of the methodology applied, the significant accounting policies are discussed where appropriate in this discussion and analysis and in the notes to the financial statements.

Results  of Operations for the Fiscal Years Ended June  30,  2002
and June 30, 2001

Our revenue from services provided for the fiscal year ended June 30, 2001 was $8,700. In the subsequent year's operating period to June 30, 2002, we generated $181,600 in revenues, an increase of $172,900, or 1,987%. Our total expenses for the year ended June 30, 2001 was $197,500, compared to $780,500 during 2002, which represents an increase of $583,000, or 295%. Resultantly, our net loss widened $401,100, or 212%, from $188,800 in 2001 to $589,900 in 2002. Our management attributes these losses to start-up costs, production expenses, and general and administrative expenses.

Production Expenses in the year ended June 30, 2001 totaled
$92,300.  They consisted of the following:

     Web Design Expenses                        39%
     Magazine Design                            25%
     Selling & Marketing Costs                  30%
     Miscellaneous Expenses                      6%
     Total                                     100%

G&A expenses that same year totaled $95,200. They consisted of the following:

     Salary and Payroll Expenses                65%
     Duplicating and Printing                    6%
     Accounting and Legal                        5%
     Office Expenses, Supplies                  24%
     Total                                     100%

In the year ended June 30, 2002, production expenses totaled
$416,400 and G&A totaled $344,200 broken down as follows:

             Production Expenses
     Magazine Publishing/Mailing           $170,700
     Television Production and Airing        70,900
     Sales Agent Expenses                    37,800
     Design and Production Salaries         128,300
     Miscellaneous Production                 8,700
     Total                                 $416,400


                     G&A
     Salaries & Wages                      $172,500
     Rent                                    32,000
     Legal and Accounting                    15,100
     Computer Expenses & Consulting          69,800
     Bad Debt Expense                        14,500
     Office Expenses/Misc                    40,300
     Total                                 $344,200


Results  of  Operations for the Three Months Ended September  30,
2002 and 2001

Our revenue from services provided for the three months ended September 30, 2001 was $27,700. In the subsequent year's three month period to September 30, 2002, we generated $90,800 in revenues, an increase of $142,500, or 524%. Our total expenses for the three month period ended September 30, 2001 was $110,700, compared to $324,500 during the same period in 2002, which represents an increase of $213,800, or 193%. Resultantly, our net loss widened $150,700, or 182%, from $83,000 in 2001 to
$233,700 in 2002. Our management attributes these losses to start-up costs, production expenses, and general and administrative expenses.

Our  general  and  administrative expenses totaled  $101,100  and
$31,300  for the three months ended September 30, 2002 and  2001,
respectively.   Detail  items included in  the  our  general  and
administrative expenses were as follows:

                               Period ended September 30,
        Expense                   2002           2001
-----------------------------------------------------------
Salaries & Wages                $71,600        $13,200
Office Rent                       8,000          8,000
Legal/Accounting                  9,300          1,700
Office and other                 12,200          8,400
expenses                     ------------------------------

Total                          $101,100        $31,300

Liquidity and Capital Resources

We financed our initial operations by issuing common stock in exchange for cash. Through September 30, 2002, we issued 9,000,000 ($0.001 per share) for $9,000.00 to two officers and directors. The major stockholder also contributed cash in the amount of $830,600 during through September 30, 2002.

As of June 30, 2002, we had $108,600 in cash and working capital of $75,900. As of September 30, 2002, we had $37,500 in cash and working capital of negative $144,200. Any current operating loss is anticipated to be funded by additional stock sales, loans to the company, or any other necessary financing until breakeven is achieved. We designate the following as our priorities for the next six (6) to twelve (12) months: securing contracts to increase advertising revenue.

Sales growth in the next six (6) to twelve (12) months is important for our plan of operations. However, we cannot
guarantee  that  we  will generate such growth.   If  we  do  not
generate sufficient cash flow to support our operations in the next twelve (12) to eighteen (18) months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that we would be able to raise enough capital to stay in business.

The first two years of company operations focused on start up expenses including website development, production costs for twenty six episodes of our half-hour television show, and initial production and set up of an ongoing magazine. Those costs, including the G&A associated with those expenses were significant in relation to the revenues generated. At the current time, the website development is a few marginal changes (outsourced) on occasion, the television show is in re-runs to eliminate production costs, and the magazine continues to be produced on a bi-monthly basis. The most significant on-going production expenses include magazine printing and mailing costs (approximately $20,000 per month), and television air time (approximately $2,500 per month). These are the most significant on-going expenses at this time, which are significantly less than the average has been over the last two years.

The  company  has  opted to outsource most of its  operations  to
reduce  significant recurring overhead expenses.   Sales  efforts
are constantly underway to increase revenues and support any ongoing expenses. All company revenues are derived from outside advertising, and company personnel are focused on generating
additional  leads and obtaining more clients.   No  assurance  or
guarantee  can  be  given  that  revenues  will  exceed  expected operating  levels,  but management believes it  can  be  achieved
based  on  other successful competitors in our local market.   If
additional liquidity is needed for operations of the company, management believes it will be minimal at this point since all up-front development has been completed, and it will be obtained
through   borrowing,  obtaining  additional  investors,   or   by
additional funding via the current majority shareholders.   There
is know legal obligation for the majority shareholders to contribute additional capital nor may we be assured that in fact they shall do so. The disclosure document has been amended accordingly.

There are no significant expected changes resulting from the spin-
off.    There  are  no  formal  funding  agreements  or   service
agreements in place with the spinor, and the only allocable expenses after the spin-off shall be personnel costs related to office G&A.

Item 18. Description of Property.

The company leases 1,600 square feet of professional office space on a five year term expiring January 31, 2008 for a monthly lease payment of $2,912. The lease includes all expenses and utilities for the property. The capacity is sufficient to house our operations and personnel for the foreseeable next 24 months. The property is in excellent condition and is on the third floor of a 38,500 square foot, multi-tenant office building.

We have $35,000 (net of depreciation) of computer hardware and software used in our production and internet services.

Item 19. Certain Relationships and Related Transactions.


During the year ended June 30, 2002, the majority stockholder contributed office space valued at $32,000. The value of office space was determined by the Company based on the square footage occupied and the current rental rate per square foot. During the period ended September 30, 2002, the Company subleased office space from Pacific Properties and Development, LLC, a company owned by the majority stockholder, under a sub-lease agreement expiring in January, 2003. The Company incurred rent expense under the sublease totaling $16,000 for the three months ended September 30, 2002. OneCap has been provided magazine, television, and internet advertising at no charge by Copyright Media Corporation as "filler" to unsold advertising space. This space would go unused, and OneCap, among other third-party advertisers, is from time to time, allotted unsold ad space.

The Company has borrowed funds from Pacific Properties and Development, LLC, a company owned by Steven Molasky, the majority stockholder. The loans bear interest at 8% per annum. Principal and accrued interest will be due within one year of the advances. Pacific Properties and Development, LLC at its sole discretion, will have the option to convert the loans to common stock of the Company based on the bid price at the time of conversion. This information is now disclosed as requested.

Item  20.  Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, there is no public market in our Common Stock. The spin-off and this Registration Statement is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. We make no representation about the value of our Common Stock. As of June 30, 2002:

  1. We had outstanding options to purchase up to 129,500 shares of our common stock at a weighted average exercise price of $1.00 per share (Please refer to Item 21 of this prospectus for further information regarding these options); and
  2. Other than the stock registered under this prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of June 30, 2003, we have 9,000,000 shares of common stock outstanding. Giving effect to the consummation of the spin-off of our common shares to OneCap shareholders, we shall have 2,250,000 shares of common stock outstanding. Of that amount, 9,000,000 shares or 80.00% of common stock are beneficially held by the names of our directors and officers. These shares are currently restricted from resale under the provisions of Rule 144 of the Securities Act of 1933, as amended.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

All shares of common stock registered pursuant to this registration statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of our Company as defined for purposes of the Securities Act.

Holders

As   of   the  date  of  this  Registration  Statement  we   have
approximately 9,000,000 shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

Item 21. Executive Compensation.

                                   Compensation for the Period
     Name           Position                  from
                                   Inception to June 30, 2002
                                   -----------------------------
                                      Salary          Other
----------------------------------------------------------------

Steven Molasky     Director             $0             $0
----------------------------------------------------------------

Vincent Hesser     President and      N/A (1)          $0
                   Director

Tom Streit         Vice President     $75,000          $0

Dana Rogers        Vice President     $24,000          $0

Tammy Hardcastle   Secretary and      N/A (1)          $0
                   Treasurer

(1) During the year ended June 30, 2002, two officers, one being a stockholder, contributed their services valued at $32,000 to our company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $20,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $12,000.

Stock option plan

In September 2000, our Board of Directors approved the creation of the 2000 Stock Option Plan which reserves 1,000,000 shares of our common stock for issuance to our employees, officers and directors and others who are involved in our continuing development and success. The options, under the Plan, are granted at not less than 100% of the market value of our common stock on the date of grant. The Board administers the Plan.

Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified. Under the Plan, the right to purchase shares pursuant to existing stock option agreements typically vest pro-rata at each option anniversary date over a three-year period. The options were issued at a $1 value and must be exercised within ten years from the date of grant.

The following is a summary of activity of outstanding stock options under the 2000 Stock Option Plan:

-----------------------------------------------------------------------------
                                                  Options Outstanding
-----------------------------------------------------------------------------
                                               Shares      Weighted Average
                                                            Exercise Price

     Balance, July 1, 2000                         --         $     --

        Granted                               189,000             1.00
        Canceled/expired                       (6,000)            1.00
                                           ----------------------------------
     Balance, June 30, 2001                   183,000             1.00

        Canceled/expired                      (53,500)            1.00
                                           ----------------------------------
     Balance, June 30, 2002                   129,500        $    1.00
                                           ==================================
     Exercisable, June 30, 2002                43,162        $    1.00
                                           ==================================

-----------------------------------------------------------------------------

The  following is a summary of information about the  2000  Stock
Option Plan options outstanding at June 30, 2002:

-----------------------------------------------------------------------------
   Range of       Number      Weighted     Weighted     Number     Weighted
   exercise     outstanding    average      average   exercisable   average
    prices                    remaining    exercise                exercise
                             contractual     price                   price
                                life
                               (years)
-----------------------------------------------------------------------------
    $1.00        129,500        8.50         $1.00      43,162       $1.00
=============================================================================

The weighted average fair value of stock options at date of grant was $0 per option for options granted during fiscal 2001. No options were granted during the year ended June 30, 2002. The weighted average fair value of options under the Plan was determined based on the Black-Scholes model, utilizing the following assumptions:

                                               2002      2001
     Expected term (years)                     N/A      5 years
     Risk-free interest rate                   N/A       5.05%
     Volatility                                N/A        N/A
     Dividends                                 N/A        0%

As our stock is not yet publicly traded, management elected to omit the expected volatility in determining the value of its options as permitted by SFAS No. 123. The value of the options was determined to be $0 because the $1 exercise price significantly exceeded the market value of the stock.

The following Option/SAR Grants Table sets forth the individual grants of stock options made through June 30, 2002 to our Executive Officers, Directors and key employees named in the Summary Compensation Table above.

             Option/SAR Grants through June 30, 2002
                       (Individual Grants)


      Name           Shares            % of Total      Exercise     Expiration
                   Underlying        Options Granted    Price       Date
                   Options Granted                   ($ per share)
------------------------------------------------------------------------------
Steven Molasky             0              -               -              -
Vincent Hesser             0              -               -              -
Tom Streit            75,000          57.92%          $1.00       01/29/07
Dana Rogers                0              -               -              -
Tammy Hardcastle      10,000           7.72%          $1.00       01/29/07
------------------------------------------------------------------------------

Each of these options will vest 33.33% at the beginning of each year for 3 years (1/3 vested 1/02/02, 1/3 on 1/02/03, and 1/3 on
1/02/04).

Had the Company accounted for its plan by recording compensation expense based on the fair value at the grant date on a straight-line basis over the vesting period, stock-based compensation costs would have had no effect on pre-tax loss or earnings per share.

The following table discloses our proforma net loss and net loss per share assuming compensation cost for employee stock options and warrants had been determined using the fair value-based method prescribed by SFAS 123.

   ----------------------------------------------------------------
                                           2002           2001
   ----------------------------------------------------------------
     Net loss:
       As reported                      $(598,900)     $(188,800)
       Proforma                          (598,900)      (188,800)

     Loss per share:
       Basic:
          As reported                      (0.067)        (0.024)
          Proforma                         (0.067)        (0.024)
       Diluted:
          As reported                      (0.067)        (0.024)
          Proforma                         (0.067)        (0.024)

   ----------------------------------------------------------------

We do not compensate our directors at the present time, although we may do so in the future. We indemnify directors pursuant to Nevada law and may reimburse them for certain out-of-pocket costs in connection with serving as directors.

Item 22. Financial Statements.

The following audited financial statements are included as part of this Registration Statement:

  *    Report of Bradshaw, Smith & Co., LLP
  *    Balance Sheets at June 30, 2002 and June 30, 2001
  *    Statements of Operations for the years ended June 30,  2002 and 2001.
  * Statements of Changes in stockholders' equity for the years ended June 30, 2002 and 2001.
  *    Statements of Cash Flows for the years ended June 30,  2002 and 2001.
  *    Notes to Financial Statements.
  *    Condensed Balance Sheets as of March 31, 2003 and June  30,
       2002 (unaudited).
  * Condensed Statement of Operations For the three months ended March 31, 2003 and 2002 (unaudited).
  * Condensed Statement of Operations For the nine months ended March 31, 2003 and 2002 (unaudited).
  * Condensed Statements of Changes in Stockholders Equity (deficit) for the nine months ended March 31, 2003 and and for the year ended June 30, 2002 (unaudited).
  * Statements of Cash Flows for the nine months ended March 3, 2003 and 2002 (unaudited).
  *    Notes to Condensed Financial Statements (unaudited).
  *    Condensed Balance Sheets as of September 30, 2002 and June
       30, 2002 (unaudited).
  * Condensed Statement of Operations For the three months ended September 30, 2002 and 2001 (unaudited).
  * Condensed Statements of Changes in Stockholders Equity (deficit) for the three months ended September 30, 2002 and 2001 (unaudited).
  *    Statements of Cash Flows for the three months ended
       September 30, 2002 and 2001 (unaudited).
  *    Notes to Condensed Financial Statements (unaudited).

              COPYRIGHT MEDIA CORPORATION OF NEVADA

            REPORT ON AUDITS OF FINANCIAL STATEMENTS

           FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

              COPYRIGHT MEDIA CORPORATION OF NEVADA

           FOR THE YEARS ENDED JUNE 30, 2002 AND 2001








                            CONTENTS

                                                               PAGE

Independent auditors' report                                    33

Financial Statements:
  Balance sheets                                                34
  Statements of operations                                      35
  Statements of changes in stockholders equity                  36
  Statements of cash flows                                      37
  Notes to financial statements                              37-40

                  INDEPENDENT AUDITORS' REPORT


Board of Directors
Copyright Media Corporation of Nevada
Las Vegas, Nevada


          We have audited the accompanying balance sheets of Copyright Media Corporation of Nevada as of June 30, 2002 and 2001, and the related statements of operations, changes in stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Copyright Media Corporation of Nevada as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/Bradshaw, Smith & Co., LLP






September 25, 2002
Las Vegas, Nevada

COPYRIGHT MEDIA CORPORATION OF NEVADA

BALANCE SHEETS

AS OF JUNE 30, 2002 AND  2001


   ASSETS                                                     2002       2001

   Current assets:
     Cash                                                 $ 108,600   $     --
     Accounts receivable (Net allowance for doubtful         27,400         --
       accounts of $14,500 and $0)
     Accounts receivable, employee                              900         --
     Capitalized production costs (Note 3)                       --      7,500
                                                        --------------------
        Total current assets                                136,900      7,500

   Property and equipment (Note 4)                           35,000     45,900

   Prepaid offering costs                                     5,000         --
                                                          --------------------
                                                          $ 176,900   $ 53,400
                                                          ====================
   LIABILITIES AND STOCKHOLDERS EQUITY

   Current liabilities:
   Accounts payable                                       $  49,000   $ 15,600
   Deferred revenues                                         12,000     16,900
                                                          --------------------
        Total current liabilities                            61,000     32,500
                                                          --------------------
   Commitments and contingencies (Note 5)                        --         --

   Stockholders equity (Note 6):
   Preferred stock, $.001 par value; 5,000,000                   --         --
   shares authorized, no shares issued and outstanding
   Common stock, $.001 par value; 20,000,000 shares           9,000      9,000
   authorized, 9,000,000 shares issued and outstanding
   Additional paid-in capital                               894,600    200,700
   Accumulated deficit                                     (787,700)  (188,800)
                                                          --------------------
                                                            115,900     20,900
                                                          --------------------
                                                          $ 176,900   $ 53,400
                                                          ====================




The Notes to Financial Statements are an integral part of these statements.

              COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


                                                         2002        2001
     Revenues:
       Internet and television                         $ 87,600     $ 5,600

       Magazine                                          94,000       3,100
                                                      ----------------------
                                                        181,600       8,700
                                                      ----------------------
     Expenses:
       Production expenses                              416,400      92,300
       General and administrative expenses (Note 2)     344,200      95,200
       Depreciation and amortization expense             19,900      10,000
                                                      ----------------------
                                                        780,500     197,500
                                                      ----------------------
     Net loss                                         $(598,900)  $(188,800)
                                                      ======================
     Loss per common share (basic and diluted)         $ (0.067)   $ (0.024)
                                                      ======================
     Weighted average number of common shares         9,000,000   7,750,685
     outstanding                                      ======================











The Notes to Financial Statements are an integral part of these statements.

COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


                                  Common Stock          Additional   Accumulated   Stockholders
                                                        paid-in      deficit       equity
                                                        capital
                                 Shares     Amount


Balance, July 1, 2000           3,000,000   $3,000        $--          $--            $3,000


Issuance of shares,             6,000,000    6,000         --           --             6,000
September 14, 2000

Contributions from                     --       --    200,700           --           200,700
stockholders

Net loss for the year ended            --       --         --     (188,800)         (188,800)
June 30, 2001                  ----------------------------------------------------------------

Balance, June 30, 2001          9,000,000    9,000    200,700     (188,800)           20,900

Contributions from                     --       --    629,900           --           629,900
stockholders

Services contributed by                --       --     32,000           --            32,000
stockholder and officers

Office space contributed by            --       --     32,000           --            32,000
stockholder

Net loss for the year ended            --       --         --     (598,900)         (598,900)
June 30, 2002
                               ----------------------------------------------------------------
Balance, June 30, 2002          9,000,000   $9,000   $894,600    $(787,700)        $ 115,900
                               ================================================================







The Notes to Financial Statements are an integral part of these statements.


COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                                            2002         2001

Cash flows from operating activities:
  Net loss                                              $ (598,900)   $(188,800)

  Adjustments to reconcile net loss to net cash
    used by operating activities:
  Changes to net loss not requiring cash outlays:
     Services contributed by stockholder and officers       32,000           --
     Office space contributed by stockholder                32,000           --
     Depreciation and amortization                          19,900       10,000
  Changes in:
     Accounts receivable                                   (27,400)          --
     Other assets                                            1,600       (4,500)
     Accounts payable and other liabilities                 33,400       15,600
     Deferred revenues                                      (4,900)      16,900
                                                        -------------------------
  Net cash used in operating activities                   (512,300)    (150,800)
                                                        -------------------------
Cash flows from investing activities:
  Additions to property and equipment                       (9,000)     (55,900)
                                                        -------------------------
  Net cash used in investing activities                     (9,000)     (55,900)
                                                        -------------------------
Cash flows from financing activities:
  Issuance of stock                                             --        6,000
  Contributions from stockholders                          629,900      200,700
                                                        -------------------------
  Net cash provided by financing activities                629,900      206,700
                                                        -------------------------
Net increase in cash                                       108,600           --

Cash at beginning of period                                     --           --

Cash at end of period                                    $ 108,600     $     --
                                                        =========================
Supplemental disclosure of cash flow information:
  Cash paid for interest                                   $    --     $     --
                                                        =========================
Services contributed by stockholder and officers         $  32,000     $     --
                                                        =========================
Office space contributed by stockholder                  $  32,000     $     --
                                                        =========================




 The Notes to Financial Statements are an integral part of these statements.

COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


1.   Summary of significant accounting policies:

  Organization and nature of business:

   Copyright Media Corporation of Nevada (the "Company") was incorporated in the State of Nevada on June 13, 2000 to provide media services including internet website design and hosting, television production, and magazine publication. The Company was originally incorporated under the name PHS, Inc. dba Allthatwork.com. A certificate of amendment of Articles of
Incorporation was filed with the State of Nevada on November 7, 2001 to change the Company name to Copyright Media Corporation of Nevada. The Company is authorized to issue 20,000,000 shares of common stock with a par value of $.001 and 5,000,000 shares of preferred stock with a par value of $.001.

   In June, 2000, the Company issued 3,000,000 shares of common stock with a par value of $.001 for $3,000. On September 14, 2000, an additional 6,000,000 shares of common stock with a par value of $.001 were issued for $6,000.

   There have been no other issuances of common or preferred stock.

   Cash and cash equivalents:

   The   Company   considers  highly  liquid   investments   with
maturities of three months or less when purchased to be cash equivalents.

   Loss per share:

   Loss  per  share  was computed by dividing  net  loss  by  the weighted average number of common shares outstanding. The computations of basic earnings per common share are based on the weighted average number of common shares outstanding. The computations of diluted earnings per share are based on the weighted average number of common shares and common share equivalents outstanding. Stock purchase options outstanding and exercisable at or below the market price are considered common share equivalents. For the periods presented, there were no common share equivalents. At June 30, 2002 and 2001, all of the stock options were excluded from the computation of diluted earnings per share because they were antidilutive.

   Use of estimates in preparation of financial statements:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Recognition of revenue:

   Revenues from web design are recognized upon completion of the web page and acceptance by the customer at which time the web page is put into service. Revenues from website hosting are recognized over the time service is provided. Revenues from magazines are recognized when the magazine is published and put into circulation. Revenues from television are recognized when the program is aired.

   Capitalized production costs:

   Costs related to the production and printing of the magazine are capitalized until the magazine is published and put into circulation. Upon circulation, all of the costs related to the issue are expensed. Costs related to the production of a television program are capitalized and amortized over the number of planned air times.

   Income taxes:

   The Company has elected, with its stockholders consent, to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead the Company passes through the taxable income and losses to its stockholders each year as recognized, and thus pays no corporate income tax itself.

   Stock-based compensation:

   The Company applies the intrinsic value method in accounting for its stock options. Accordingly, no compensation expense has been recognized for options granted with an exercise price equal to market value at the date of grant. See Note 7 for the proforma disclosure of the effect on net loss and loss per common share as if the fair value based method had been applied in measuring compensation expense.

   Property and equipment:

   Property  and  equipment is stated at  cost  less  accumulated
depreciation.   Depreciation  is  provided  principally  on   the
accelerated and straight-line methods over the estimated useful lives of the assets.

   The cost of maintenance and repairs is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

   Fair value of financial instruments:

   Cash and cash equivalents, accounts receivable and accounts payable are reported at amounts that approximate their fair values.

2.Related party transactions:

  a. Office space:

        During the year ended June 30, 2002, a stockholder contributed office space valued at $32,000. The value of office space was determined by the Company based on the square footage occupied and the current rental rate per square foot.

  b.  Services contributed by stockholder and officers:

        During the year ended June 30, 2002, two officers, one being a stockholder, contributed their services valued at $32,000 to the Company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $20,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $12,000. Mr. Hesser spent approximately 4 hours per week (or 10%) and Ms. Hardcastle spent approximately 10 hours per week (or 25%) of their time on Copyright Media business. The Company estimates the annual full-time fair value compensation to be $40,000 for the President and CEO and $24,000 for the Secretary and Treasurer. The values were determined based upon the Company's estimates of a reasonable compensation package for this type and size of Company and the responsibilities of this type of position.

3.Capitalized production costs:

        Capitalized production costs at June 30, 2001 consisted of magazine production costs incurred for an issue still under production.

4.  Property and equipment:

  Property and equipment at June 30, 2002 and 2001 consisted of the following:

                                                 2002      2001
                                               ---------------------
   Computer equipment                           $ 28,200  $ 20,300
   Computer software                              34,700    34,700
   Furniture and equipment                         2,000       900
                                               ---------------------
                                                  64,900    55,900
   Less accumulated depreciation                  29,900    10,000
                                               ---------------------
                                                $ 35,000  $ 45,900
                                               ---------------------

        Depreciation  expense for the years ended June  30,  2002
     and 2001 was $19,900 and $10,000, respectively.

5.Commitments and contingencies:

        Concentration of credit risk:

        One customer accounted for 11% of the Company's revenues for the year ended June 30, 2002 and three customers accounted for 47% of accounts receivable at June 30, 2002. Two customers accounted for 44% of the Company's revenues for the year ended June 30, 2001. The Company's customer base is primarily in Southern Nevada.

        In   the   ordinary  course  of  business,  the   Company
     maintains cash balances at a financial institution in excess of federally insured limits.

        Employee benefit plan:

        The Company adopted a retirement savings plan for its employees under Section 401(k) of the Internal Revenue Code. The plan allows employees of the Company to defer up to the lesser of the Internal Revenue Code prescribed maximum amount or 15% of their income on a pre-tax basis through contributions to the plan. The Company matches 25% of eligible employees contributions up to a maximum of 6% of their individual earnings.

        On September 20, 2000, the Company adopted a stock option plan for a maximum of 1,000,000 shares of common stock. The Board of Directors has the authority to issue stock options, the terms of which include, without limitation, vesting periods and strike prices (but in no event can options be issued with a strike price less than 100% of current Fair Market Value of the stock price) may be fixed by the Board of Directors at its sole discretion. As of June 30, 2002, 189,000 stock options have been granted of which 59,500 options were canceled due to termination of employment, none have been exercised and 129,500 are outstanding. As of June 30, 2002, 43,162 of the options have vested.

6.Stockholders equity:

        Preferred stock:

        The Board of Directors has the authority to issue the preferred stock, the terms of which (for example, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences)
     may be fixed by the Board at its sole discretion. The holders of the Company's common stock will not be entitled to vote upon such matters. No shares of preferred stock of any series are outstanding and the Board of Directors has no present intention to issue any such shares. Shares of preferred stock issued in the future could have conversion rights, which may result in the issuance of additional shares of common stock, which could dilute the interest of the holders of common stock. Such shares could also have voting rights and liquidation preferences which are senior to the rights and preferences of the common stock. Additionally, such shares could have dividend, redemption or other restrictive provisions.

        Capital contributions:

        As discussed in Note 2, during the year ended June 30, 2002, two officers, one being a stockholder, contributed their services as President, CEO, Secretary, and Treasurer. A stockholder contributed office space to the Company. The Company has included these expenses in general and administrative expenses with a corresponding increase in additional paid-in-capital.

7.  Stock option plan:

        In September 2000, the Company's Board of Directors approved the creation of the 2000 Stock Option Plan which reserves 1,000,000 shares of the Company's common stock for issuance to employees, officers and directors of the
     Company and others who are involved in the continuing development and success of the Company. The options, under the Plan, are granted at not less than 100% of the market value of the Company's common stock on the date of grant. The Board administers the Plan.

        Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified. Under the Plan, the right to purchase shares pursuant to existing stock option agreements typically vest pro-rata at each option anniversary date over a three-year period. The options were issued at a $1 value and must be exercised within ten years from the date of grant.

        The following is a summary of activity of outstanding stock options under the 2000 Stock Option Plan:

-----------------------------------------------------------------------------
                                                  Options Outstanding
-----------------------------------------------------------------------------
                                               Shares      Weighted Average
                                                            Exercise Price

     Balance, July 1, 2000                         --         $     --

        Granted                               189,000             1.00
        Canceled/expired                       (6,000)            1.00
                                           ----------------------------------
     Balance, June 30, 2001                   183,000             1.00

        Canceled/expired                      (53,500)            1.00
                                           ----------------------------------
     Balance, June 30, 2002                   129,500        $    1.00
                                           ==================================
     Exercisable, June 30, 2002                43,162        $    1.00
                                           ==================================

-----------------------------------------------------------------------------

        The  following is a summary of information about the 2000
     Stock Option Plan options outstanding at June 30, 2002:

-----------------------------------------------------------------------------
   Range of       Number      Weighted     Weighted     Number     Weighted
   exercise     outstanding    average      average   exercisable   average
    prices                    remaining    exercise                exercise
                             contractual     price                   price
                                life
                               (years)
-----------------------------------------------------------------------------
    $1.00        129,500        8.50         $1.00      43,162       $1.00
=============================================================================

The weighted average fair value of stock options at date of grant was $0 per option for options granted during fiscal 2001. No options were granted during the year ended June 30, 2002. The weighted average fair value of options under the Plan was determined based on the Black-Scholes model, utilizing the following assumptions:

                                               2002      2001
     Expected term (years)                     N/A      5 years
     Risk-free interest rate                   N/A       5.05%
     Volatility                                N/A        N/A
     Dividends                                 N/A        0%

        As the stock of the Company is not yet publicly traded, management elected to omit the expected volatility in determining the value of its options as permitted by SFAS No. 123. The value of the options was determined to be $0 because the $1 exercise price significantly exceeded the market value of the stock.

        Had the Company accounted for its plan by recording compensation expense based on the fair value at the grant date on a straight-line basis over the vesting period, stock-based compensation costs would have had no effect on pre-tax loss or earnings per share.

        The following table discloses the Company's proforma net loss and net loss per share assuming compensation cost for employee stock options and warrants had been determined using the fair value-based method prescribed by SFAS 123.

   ----------------------------------------------------------------------
                                                  2002         2001

     Net loss:
     As reported                                $(598,900)   $(188,800)
     Proforma                                    (598,900)    (188,800)

     Loss per share:
     Basic:
          As reported                              (0.067)      (0.024)
          Proforma                                 (0.067)      (0.024)
        Diluted:
          As reported                              (0.067)      (0.024)
          Proforma                                 (0.067)      (0.024)
   ----------------------------------------------------------------------

8.  Subsequent events:

        Office space:

        Effective July 1, 2002, the Company began subleasing office space from Pacific Properties and Development, LLC a company owned by the majority stockholder. The sublease commences July 1, 2002 and ends January 31, 2003, with monthly rental payments of $5,334.

        Stock issuances:

        The Company plans to issue 2,250,000 shares of common stock to OneCap in relation to Copyright Media's spin-off and SB-2 Registration Statement. OneCap will then distribute all of the shares to its stockholders giving 1 share of Copyright stock for each 4 shares of OneCap stock held. The stockholders of Copyright own approximately 77% of the stock of OneCap. Upon the issuance of common stock to OneCap, Copyright Media's S election will be terminated for income tax reporting purposes. The Company intends to complete the transaction in November, 2002.

        Related party advances:

        Beginning in July, 2002, Pacific Properties and Development, LLC, a Company owned by the majority stockholder, paid for Copyright Media's rent and payroll expenses. The amounts paid by Pacific Properties and Development, LLC bear interest at 8% per annum. Principal and accrued interest will be due within one year of the advances. Pacific Properties and Development, LLC at its sole discretion, will have the option to convert the advances to common stock of the Company based on the bid price at the time of conversion.

                                                        March 31,    June 30,
                                                           2003         2002
                                                      -----------   ----------
     ASSETS
     Current assets:
        Cash                                           $  26,365    $ 108,571
        Accounts receivable (Net allowance for            34,842       27,456
        doubtful accounts of $65,000 and $14,500)
        Other assets                                         653          880
                                                      -----------   ----------
          Total current assets                            61,860      136,907
     Property and equipment (net accumulated              31,469       34,990
     depreciation of $48,523 and $29,978)
     Prepaid offering costs                                   --        5,000
                                                      -----------   ----------
                                                       $  93,329    $ 176,897
                                                      ===========   ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

     Current liabilities:
        Accounts payable and other liabilities         $ 107,757    $  48,959
        Deferred revenues                                 10,893       11,958
        Loans payable, related parties                   442,559           --
                                                      -----------   ----------
          Total current liabilities                      561,209       60,917
                                                      -----------   ----------
     Commitments and contingencies                            --           --
     Stockholders' equity (deficit):
        Preferred stock, $.001 par value; 5,000,000           --           --
          shares authorized, no shares issued and
          outstanding
        Common stock, $.001 par value; 20,000,000          9,000        9,000
          shares authorized, 9,000,000 shares issued
          and outstanding
        Additional paid-in capital                       942,580      894,580
        Accumulated deficit                           (1,419,460)    (787,600)
                                                      -----------   ----------
                                                        (467,880)     115,980
                                                      -----------   ----------
                                                        $ 93,329    $ 176,897
                                                      ===========   ==========

                                                 March 31,    March 31,
                                                      2003         2002
                                                -----------  -----------
     Revenues:
        Internet and television                  $  17,258    $  36,384
        Magazine                                   112,011       22,677
                                                -----------  -----------
                                                   129,269       59,061
                                                -----------  -----------
     Expenses:
        Production expenses                        154,106      125,998
        General and administrative expenses        140,700       94,484
        Depreciation and amortization expense        6,569        5,013
        Interest expense                             7,254           --
                                                -----------  -----------
                                                   308,629      225,495
                                                -----------  -----------
     Net loss                                   $ (179,360)  $ (166,434)
                                                ===========  ===========
     Loss per common share (basic and diluted)  $   (0.020)  $   (0.018)
                                                ===========  ===========
     Weighted average number of common           9,000,000    9,000,000
     shares outstanding                         ===========  ===========

                                                   March 31,     March 31,
                                                        2003          2002
                                                  -----------   -----------
     Revenues:
        Internet and television                     $ 81,937      $ 57,428
        Magazine                                     225,740        57,704
                                                  -----------   -----------
                                                     307,677       115,132
                                                  -----------   -----------
     Expenses:
        Production expenses                          536,206       270,475
        General and administrative expenses          371,206       172,464
        Depreciation and amortization                 18,545        14,682
     expense
        Interest expense                              13,580            --
                                                  -----------   -----------
                                                     939,537       457,621
                                                  -----------   -----------
     Net loss                                      $(631,860)    $(342,489)
                                                  ===========   ===========
     Loss per common share (basic and diluted)     $  (0.070)    $  (0.038)
                                                  ===========   ===========
     Weighted average number of common             9,000,000     9,000,000
     shares outstanding                           ===========   ===========

              COPYRIGHT MEDIA CORPORATION OF NEVADA
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE NINE MONTHS ENDED MARCH 31, 2003
              AND FOR THE YEAR ENDED JUNE 30, 2002
                           (UNAUDITED)



                                             Common Stock          Additional   Accumulated   Stockholders
                                                                   paid-in      deficit       equity
                                                                   capital
                                           Shares      Amount
                                          ---------   --------   ----------   -----------   -------------

   Balance, June 30, 2001                 9,000,000   $ 9,000     $ 200,696   $ (188,745)      $20,951

   Contributions from                            --        --       629,884           --       629,884
     stockholders
   Services contributed by stockholder           --        --        32,000           --        32,000
     and officers
   Office space contributed by                   --        --        32,000           --        32,000
     stockholder
   Net loss for the year ended June 30,          --        --            --     (598,855)     (598,855)
     2002                                 ---------   --------   ----------   -----------   -------------
   Balance, June 30, 2002                 9,000,000     9,000       894,580     (787,600)      115,980
     2002
   Services contributed by stockholder           --        --        48,000           --        48,000
     and officers
   Net loss for the nine months ended            --        --            --     (631,860)     (631,860)
     March 31, 2003                       ---------   --------   ----------   -----------   -------------
   Balance, March 31, 2003                9,000,000   $ 9,000     $ 942,580  $(1,419,460)    $(467,880)
                                          =========   ========   ==========   ===========   =============


              COPYRIGHT MEDIA CORPORATION OF NEVADA
                    STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED MARCH 31, 2003 AND 2002
                           (UNAUDITED)


                                                                 March 31,      March 31,
                                                                      2003           2002

                                                               ------------   ------------
   Cash flows from operating activities:
      Net loss                                                 $  (631,860)   $  (342,489)
      Adjustments to reconcile net loss to net cash used in
          Operating activities:
      Changes to net loss not requiring cash outlays:
          Services contributed by stockholder and officers          48,000         16,000
          Office space contributed by stockholder                        0         16,000
          Depreciation and amortization                             18,545         14,682
      Changes in:
          Accounts receivable                                       (7,387)       (17,280)
          Other assets                                                 227        (22,177)
          Prepaid expenses                                           5,000              0
          Accounts payable and other liabilities                    54,814         25,468
          Deferred revenues                                          2,920        (10,004)
          Accrued interest payable                                  13,580             --
                                                               ------------   ------------
      Net cash used in operating activities                       (496,161)      (319,800)
                                                               ------------   ------------
   Cash flows from investing activities:
      Additions to property and equipment                          (15,024)        (6,272)
                                                               ------------   ------------
      Net cash used in investing activities                        (15,024)        (6,272)
   Cash flows from financing activities:                       ------------   ------------
      Loans from related parties                                   428,979             --
      Contributions from stockholders                                   --        331,480
      Net cash provided by financing activities                    428,979        331,480
                                                               ------------   ------------
   Net (decrease) increase in cash                                 (82,206)         5,408
   Cash at beginning of period                                     108,571             --
                                                               ------------   ------------
   Cash at end of period                                        $   26,365     $    5,408
                                                               ============   ============
   Supplemental disclosure of cash flow information:
   Services contributed by stockholder and officers             $   48,000     $   16,000
                                                               ============   ============
        Office space contributed by stockholders                $       --     $   16,000
                                                               ============   ============


       1.   Summary of significant accounting policies and estimates:

          As permitted by the Securities and Exchange Commission under Rule 10-01 of Regulation S-X, the accompanying financial statements and notes have been condensed and, therefore, do not contain all disclosures required by generally accepted accounting principles. For additional disclosures, refer to the financial statements and notes thereto for the fiscal year ended June 30, 2002 included in the Form SB-2 filing with the U.S. Securities and Exchange Commission. In the opinion of management, the accompanying condensed financial statements reflect all adjustments of a normal recurring nature considered necessary to present fairly the financial position of the Company at March 31, 2003 and June 30, 2002 and the results of operations and cash flows for the three and nine months ended March 31, 2003 and 2002.

     In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for interim periods.

     The   Company's   financial  statements  are   prepared   in
     conformity with accounting principles generally accepted  in
     the  United  States.   Certain of the  Company's  accounting
     policies, including the depreciable lives of its assets, the
     allowance   for  doubtful  accounts  receivable,   and   the
     estimated cash flows in assessing the recoverability of long-lived assets require that management apply significant
     judgment   in  defining  the  appropriate  assumptions   for
     calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty.
     Management's   judgments  are  based  on  their   historical
     experience, terms of existing contracts, observance of industry trends, information provided by or gathered from customers and information available from other outside sources, as appropriate. There can be no assurance that
     actual  results  will  not differ from  the  estimates.   To
     provide  an  understanding of the methodology  applied,  the
     significant   accounting  policies   are   discussed   where
     appropriate in this discussion and analysis and in the notes to the financial statements.

            Organization and nature of business:

  Copyright Media Corporation of Nevada (the "Company") was incorporated in the State of Nevada on June 13, 2000 to provide media services including internet website design and hosting, television production, and magazine publication. The Company was originally incorporated under the name PHS, Inc. dba Allthatwork.com. A certificate of amendment of Articles of Incorporation was filed with the State of Nevada on November 7, 2001 to change the Company name to Copyright Media Corporation of Nevada. The Company is authorized to issue 20,000,000 shares of common stock with a par value of $.001 and 5,000,000 shares of preferred stock with a par value of $.001.

    In June, 2000, the Company issued 3,000,000 shares of common stock with a par value of $.001 for $3,000. On September
    14, 2000, an additional 6,000,000 shares of common stock with a par value of $.001 were issued for $6,000.

1.Summary of significant accounting policies and estimates
  (continued):

  There have been no other issuances of common or preferred stock.

  Cash and cash equivalents:

  The Company considers highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Loss per share:

    Loss per share was computed by dividing net loss by the weighted average number of common shares outstanding. The computations of basic earnings per common share are based on the weighted average number of common shares outstanding. The computations of diluted earnings per share are based on the weighted average number of common shares and common share equivalents outstanding. Stock purchase options outstanding and exercisable at or below the market price are considered common share equivalents. For the periods presented, there were no common share equivalents. At March 31, 2003 and 2002, all of the stock options were excluded from the computation of diluted earnings per share because they were antidilutive.

  Recognition of revenue:

  Revenues from web design are recognized upon completion of the web page and acceptance by the customer at which time the web page is put into service. Any changes after acceptance are charged an hourly rate. Revenues from website hosting are recognized over the time service is provided. Revenues from magazines are recognized when the magazine is published and put into circulation. Revenues from television are recognized when the program is aired. Customer payments received in advance of services (i.e.: Issuance of magazine, airing of television show, or acceptance of website) are accrued in deferred revenues until services are completed, at which time revenues are recognized.

Results of the interim periods are not necessarily indicative of those to be expected for the full year.

2.  Company's ability to continue as a going concern:

   The  Company has been operating at a loss since inception  and as of March 31, 2003, the Company has negative working capital of ($499,349) and a stockholders' deficit of ($467,880). Management plans to continue to seek funding from companies owned by one of the stockholders until revenues increase enough to cover expenditures; however, such funding is not guaranteed.

3.Related party transactions:

           a.   Office space:

            During the period ended March 31, 2003, the Company subleased office space from Onecap, a company owned by the majority stockholder, under a sub-lease agreement expiring in January, 2008. The Company incurred rent expense under the sublease totaling $62,781 for the nine months ended March 31, 2003.

            b. Services and office space contributed by stockholder and officers:

      During the nine months ended March 31, 2003, two officers, one being a stockholder, contributed their services valued at $48,000 to the Company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $30,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $18,000. Mr. Hesser spent approximately 4 hours per week (or 10%) and Ms. Hardcastle spent approximately 10 hours per week (or 25%) of their time on Copyright Media business. The Company estimates the annual full-time fair value compensation to be $40,000 for the President and CEO and $24,000 for the Secretary and Treasurer. The values were determined based upon the Company's estimates of a reasonable compensation package for this type and size of Company and the responsibilities of this type of position.

      Onecap, a company under common control, contributed office space totaling $16,000 during the nine months ended March 31, 2003. Allocation is calculated on square footage of space occupied by Copyright Media. Management feels that the allocation based on square footage is deemed reasonable. The office space included general office overhead, use of office equipment, receptionist, and office administrative duties. The cost of these expenses if the company was independent is estimated to be $8,000 per month.

     c.    Loans payable, related parties:

      The Company has borrowed funds totaling $393,559 from Pacific Properties and Development, LLC, a company owned by the majority stockholder. The loans bear interest at 8% per annum. Principal and accrued interest will be due within one year of the advances. Pacific Properties and Development, LLC at its sole discretion, will have the option to convert the loans to common stock of the Company based on the bid price at the time of conversion. The Company incurred and accrued interest expense totaling $13,580 on these loans during the nine months ended March 31, 2003.

     The Company has borrowed funds totaling $49,000 from Onecap, a company under common control. The loan is non-interest bearing, due upon demand.

4.Commitments and contingencies:

  Concentration of credit risk:

  One  customer  accounted  for 12% of revenues  for  the  period ending March 31, 2003, and one customer accounted for 32%  of
    the  accounts  receivable at March 31, 2003.   The  Company's
    customer base is primarily in Southern Nevada.

  Employee benefit plan:

  The   Company  adopted  a  retirement  savings  plan  for   its
    employees under Section 401(k) of the Internal Revenue Code. The plan allows employees of the Company to defer up to the lesser of the Internal Revenue Code prescribed maximum amount or 15% of their income on a pre-tax basis through contributions to the plan. The Company matches 25% of eligible employees' contributions up to a maximum of 6% of their individual earnings.

  On  September 20, 2000, the Company adopted a stock option plan for a maximum of 1,000,000 shares of common stock. The Board of Directors has the authority to issue stock options, the terms of which included, without limitation, vesting periods and strike prices (but in no event can options be issued with a strike prices less than 100% of current Fair Market Value of the stock price) may be fixed by the Board of Directors at its sole discretion. As of March 31, 2003, 269,000 stock options have been granted of which 62,000 options were canceled due to terminations of employment, none have been exercised and 207,000 are outstanding. As of March 31, 2003, 43,162 of the options have vested.

5.Stockholder's equity:

  Preferred stock:

  The   Board  of  Directors  has  the  authority  to  issue  the
    preferred stock, the terms of which (for example, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences) may be fixed by the Board at its sole discretion. The holders of the Company's common stock will not be entitled to vote upon such matters. No shares of preferred stock of any series are outstanding and the Board of Directors has no present intention to issue any such shares. Shares of preferred stock issued in the future could have conversion rights, which may result in the issuance of additional shares of common stock, which could dilute the interest of the holders of common stock. Such shares could also have voting rights and liquidation preferences, which are senior to the rights and preferences of the common stock. Additionally, such shares could have dividend, redemption or other restrictive provisions.

  Capital contributions:

   As  discussed  in Note 3, during the nine months  ended  March
    31, 2003 and 2002, two officers, one being a stockholder, contributed their services as President, CEO, Secretary, and Treasurer. The Company has included these expenses in general and administrative expenses with a corresponding increase in additional paid-in-capital.

6.  Subsequent events:

  Stock issuances:

   The  Company  plans to issue 2,250,000 shares of common  stock to OneCap in relation to Copyright Media's spin-off and SB-2 Registration Statement. OneCap will distribute all of the shares to its stockholders giving 1 share of Copyright stock for each 4 shares of OneCap stock held. The stockholders of Copyright own approximately 77% of the stock of OneCap.
    Upon the issuance of common stock to OneCap, Copyright Media's S election will terminate for income tax reporting purposes. The Company intends to complete the transaction upon successful registration with the SEC.

    When the Companys "S" election is terminated, the undistributed losses will be reclassed as paid in capital.

  The Company is discontinuing the Internet portion of their business. The Company is currently winding down the division. Currently included in the Balance Sheet as of March 31, 2003 are net assets of $38,464. Gross revenues for the division for the nine months ended March 31, 2003 were $28,635 and the net loss was $77,083.

COPYRIGHT MEDIA CORPORATION OF NEVADA

CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2002 AND JUNE 30, 2002
(UNAUDITED)


                                                      September      June
                                                       30, 2002    30, 2002

     ASSETS

     Current assets:
       Cash                                           $  37,600   $ 108,600
       Accounts receivable (Net allowance for            22,100      27,400
         doubtful accounts of $21,000 and $14,500)
       Other assets                                         400         900

           Total current assets                          60,100     136,900

     Property and equipment (net                         37,400      35,000
       accumulated depreciation of
       $35,700 and $29,900)

     Prepaid offering costs                               5,000       5,000

                                                      $ 102,500   $ 176,900

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

     Current liabilities:
       Accounts payable and other liabilities         $  66,000   $  49,000
       Deferred revenues                                 14,400      12,000
       Loans payable, related party                     123,900          --

          Total current liabilities                     204,300      61,000

     Commitments and contingencies                           --          --

     Stockholders' equity (deficit):
       Preferred stock, $.001 par value;                     --          --
         5,000,000 shares authorized,
         no shares issued and outstanding
       Common stock, $.001 par value;                     9,000       9,000
         20,000,000 shares authorized,
         9,000,000 shares issued and outstanding
     Additional paid-in capital                         910,600     894,600
     Accumulated deficit                             (1,021,400)   (787,700)

                                                       (101,800)    115,900

                                                      $ 102,500   $ 176,900
                                                     ===========  ==========

COPYRIGHT MEDIA CORPORATION OF NEVADA

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
(UNAUDITED)


                                                      2002         2001

     Revenues:

       Internet and television                    $  36,500     $  9,000
       Magazine                                      54,300       18,700

                                                     90,800       27,700

     Expenses:

       Production expenses                          216,100       74,700
       General and administrative expenses          101,100       31,300
       Depreciation and amortization expense          5,800        4,700
       Interest expense                               1,500           --

                                                    324,500      110,700

     Net loss                                     $(233,700)    $(83,000)

     Loss per common share (basic and diluted)    $  (0.026)    $ (0.009)


     Weighted average number of common            9,000,000    9,000,000
     shares outstanding                           ==========   ==========

COPYRIGHT MEDIA CORPORATION OF NEVADA

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
AND FOR THE YEAR ENDED JUNE 30, 2002
(UNAUDITED)

                                       Common Stock         Additional    Accumulated   Stockholders
                                                            paid-in       deficit       equity
                                                            capital
                                     Shares      Amount


     Balance, June 30, 2001         9,000,000    $ 9,000   $200,700     $(188,800)      $ 20,900

     Contributions from                    --         --    629,900            --        629,900
     stockholders

     Services contributed by               --         --     32,000            --         32,000
     stockholder and officers

     Office space contributed              --         --     32,000            --         32,000
     by stockholder

     Net loss for the year                 --         --         --      (598,900)      (598,900)
     ended June 30, 2002

     Balance, June 30, 2002         9,000,000      9,000    894,600      (787,700)       115,900

     Services contributed by               --         --     16,000            --         16,000
     stockholder and officers

     Net loss for the three                --         --         --      (233,700)      (233,700)
     months ended
     September 30, 2002

     Balance, September 30, 2002    9,000,000    $ 9,000   $910,600   $(1,021,400)     $(101,800)
                                    ==========   =======   ========   ============    ===========


COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
(UNAUDITED)



                                                         2002         2001

     Cash flows from operating activities:
       Net loss                                      $ (233,700)   $ (83,000)
       Adjustments to reconcile net loss to
         net cash used in operating activities:
       Changes to net loss not requiring
         cash outlays:
         Services contributed by                         16,000           --
           stockholder and officers
         Depreciation and amortization                    5,800        4,700
       Changes in:
         Accounts receivable and other assets             5,800        3,000
         Accounts payable and other liabilities          17,000       (2,300)
         Deferred revenues                                2,400       (6,400)
         Accrued interest payable                         1,500           --

       Net cash used in operating activities           (186,700)     (84,000)

     Cash flows from investing activities:
       Additions to property and equipment               (8,200)      (1,300)

       Net cash used in investing activities             (8,200)      (1,300)

     Cash flows from financing activities:
       Loans from related party                         122,400           --
       Contributions from stockholders                       --       93,300

       Net cash provided by financing acitivities       122,400       93,300

     Net (decrease) increase in cash                    (72,500)       8,000

     Cash at beginning of period                        108,600           --

     Cash at end of period                           $   37,600    $   8,000

     Supplemental disclosure of cash flow
      information:
        Cash paid for interest                       $       --    $      --
     Services contributed by stockholder             $   16,000    $      --
      and officers                                   ===========   ==========

COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

1.   Summary of significant accounting policies and estimates:

  The  accompanying  unaudited condensed  consolidated  financial statements of Copyright Media Corporation of Nevada (the "Company") should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended June 30, 2002 included in this Form SB-2 filing with the U.S. Securities and Exchange Commission. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to present fairly the financial position of the Company at September 30, 2002 and June 30, 2002 and the results of operations and cash flows for the three months ended September 30, 2002 and 2001.

  In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for interim periods.

  The  Company's  financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain of the Company's accounting policies, including the depreciable lives of its assets, the allowance for doubtful accounts receivable, and the estimated cash flows in assessing the recoverability of long-lived assets require that management apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Management's judgments are based on their historical experience, terms of existing contracts, observance of industry trends, information provided by or gathered from customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from the estimates. To provide an understanding of the methodology applied, the significant accounting policies are discussed where appropriate in this discussion and analysis and in the notes to the financial statements.

  Organization and nature of business:

  Copyright Media Corporation of Nevada (the "Company") was incorporated in the State of Nevada on June 13, 2000 to provide media services including internet website design and hosting, television production, and magazine publication.

  Loss per share:

  Loss  per  share  was  computed by dividing  net  loss  by  the weighted average number of common shares outstanding. The computations of basic earnings per common share are based on the weighted average number of common shares outstanding. The computations of diluted earnings per share are based on the weighted average number of common shares and common share equivalents outstanding. Stock purchase options outstanding and exercisable at or below the market price are considered common share equivalents. For the periods presented, there were no common share equivalents. At September 30, 2002 and 2001, all of the stock options were excluded from the computation of diluted earnings per share because they were antidilutive.

  Results of the interim periods are not necessarily indicative of those to be expected for the full year.

2.  Company's ability to continue as a going concern:

  The  Company  has been operating at a loss since inception  and as of September 30, 2002, the Company has negative working capital of ($141,100) and a stockholders' deficit of ($98,700). Management plans to continue to seek funding from companies owned by one of the stockholders until revenues increase enough to cover expenditures.

3.Related party transactions:

  a. Office space:

     During  the  period  ended September 30, 2002,  the  Company subleased office space from Pacific Properties and Development, LLC, a company owned by the majority stockholder, under a sub-lease agreement expiring in January, 2003. The Company incurred rent expense under the sublease totaling $16,000 for the three months ended September 30, 2002.

  b.  Services contributed by stockholder and officers:

     During  the  three  months  ended September  30,  2002,  two officers, one being a stockholder, contributed their services valued at $16,000 to the Company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $10,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $6,000. Mr. Hesser spent approximately 4 hours per week (or 10%) and Ms. Hardcastle spent approximately 10 hours per week (or 25%) of their time on Copyright Media business. The Company estimates the annual full-time fair value compensation to be $40,000 for the President and CEO and $24,000 for the Secretary and Treasurer. The values were determined based upon the Company's estimates of a reasonable compensation package for this type and size of Company and the responsibilities of this type of position.

  c. Loans payable, related party:

     The  Company has borrowed funds from Pacific Properties  and
       Development, LLC, a company owned by the majority stockholder. The loans bear interest at 8% per annum. Principal and accrued interest will be due within one year of the advances. Pacific Properties and Development, LLC at its sole discretion, will have the option to convert the loans to common stock of the Company based on the bid price at the time of conversion. The Company incurred and accrued interest expense totaling $1,500 on these loans during the three months ended September 30, 2002.

4.Commitments and contingencies:

  Concentration of credit risk:

  One  customer  accounted for 13% of the Company's  revenue  for the three months ended September 30, 2001 and one customer accounted for 17% and three customers accounted for 47% of accounts receivable at September 30, 2002 and June 30, 2002, respectively. The Company's customer base is primarily in Southern Nevada.

  In the ordinary course of business, the Company maintains cash balances at a financial institution in excess of federally insured limits.

  Employee benefit plan:

  The   Company  adopted  a  retirement  savings  plan  for   its
    employees under Section 401(k) of the Internal Revenue Code. The plan allows employees of the Company to defer up to the lesser of the Internal Revenue Code prescribed maximum amount or 15% of their income on a pre-tax basis through contributions to the plan. The Company matches 25% of eligible employees' contributions up to a maximum of 6% of their individual earnings.

  On  September 20, 2000, the Company adopted a stock option plan for a maximum of 1,000,000 shares of common stock. The Board of Directors has the authority to issue stock options, the terms of which include, without limitation, vesting periods and strike prices (but in no event can options be issued with a strike price less than 100% of current Fair Market Value of the stock price) may be fixed by the Board of Directors at its sole discretion. As of September 30, 2002, 269,000 stock options have been granted of which 59,500 options were canceled due to termination of employment, none have been exercised and 209,500 are outstanding. As of September 30, 2002, 43,162 of the options have vested.

5.Stockholder's equity:

  Preferred stock:

  The   Board  of  Directors  has  the  authority  to  issue  the
    preferred stock, the terms of which (for example, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences) may be fixed by the Board at its sole discretion. The holders of the Company's common stock will not be entitled to vote upon such matters. No shares of preferred stock of any series are outstanding and the Board of Directors has no present intention to issue any such shares. Shares of preferred stock issued in the future could have conversion rights, which may result in the issuance of additional shares of common stock, which could dilute the interest of the holders of common stock. Such shares could also have voting rights and liquidation preferences which are senior to the rights and preferences of the common stock. Additionally, such shares could have dividend, redemption or other restrictive provisions.

  Capital contributions:

  As   discussed  in  Note  3,  during  the  three  months  ended
    September 30, 2002, two officers, one being a stockholder, contributed their services as President, CEO, Secretary, and Treasurer. The Company has included these expenses in general and administrative expenses with a corresponding increase in additional paid-in-capital.

6.  Subsequent events:

  Stock issuances:

  The  Company issued 2,250,000 shares of common stock to  OneCap in relation to Copyright Media's spin-off and SB-2 Registration Statement. OneCap will distribute all of the shares to its stockholders giving 1 share of Copyright stock for each 4 shares of OneCap stock held. The stockholders of Copyright own approximately 77% of the stock of OneCap.
    Upon the issuance of common stock to OneCap, Copyright Media's S election will terminate for income tax reporting purposes. The Company intends to complete the transaction upon successful registration with the SEC.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify our directors, officers and employees as follows:
Each of our directors, officers, or employees shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. We shall provide to any person who is or was a director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar  as  indemnification for liabilities  arising  under  the
Securities  Act  of  1933  may  be permitted  to  our  directors, officers and controlling persons pursuant to any provisions contained in our Certificate of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than
underwriting  discounts  and  commissions,  payable  by   us   in
connection  with  the sale of the common stock being  registered.
All amounts are estimated except the SEC Registration Fee.


     SEC Registration Fee             $0.97
     EDGAR Conversion Fees        $1,000.00
     Blue Sky Qualification           $0.00
     Fees and Expenses
     Accounting Fees and            $10,000
     Expenses
     Legal Fees and Expenses         $2,000
     Printing and Engraving            $100
     Miscellaneous                    $0.00
     Total                       $13,100.97

Item 26. Recent Sales of Unregistered Securities.

We are authorized to issue 20,000,000 million shares of common stock with par value of $0.001 per share.

On June 30, 2000, we issued 2,000,000 shares and 1,000,000 shares of common stock to Steven Molasky and Vincent Hesser, both officers and directors of our company pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On  September  14, 2000 we issued 4,000,000 shares and  2,000,000 shares of common stock to Steven Molasky and Vincent Hesser, pursuant to the exemption from registration contained in Section
4(2) of the Securities Act of 1933.

On November 15, 2002, we issued OneCap 2,250,000 shares of common stock, pursuant to the exemption from registration contained in
Section 4(2) of the Securities Act of 1933, which shares are the subject of the spin-off transaction anticipated herein. As of the date of this Registration Statement, we have 11,250,000 shares of $0.001 par value common stock issued and outstanding.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   1.    Underwriting Agreement
         None.

   2. Plan of Acquisition, reorganization, arrangement, liquidation, or succession
         None.

   3.    Articles of Incorporation & By-Laws
         Incorporated by reference to the Company's Form SB-2
         filed November 26, 2002

   4.    Instruments Defining the Rights of Holders, Including
         Indentures
         None other than those included in Exhibit 3.

   5.    Opinion on Legality

   6.    No exhibit required

   7.    No exhibit required

   8.    Opinion on Tax Matters
         Not Applicable.

   9.    Voting Trust Agreement
         None.

  10.    Material Contracts
         None.

  11.    Statement on Computation of Per Share Earnings
         None. The computation can be clearly determined from Report.

  12.    No exhibit required

  13.    Annual or Quarterly Reports, Form 10-Q
         None.

  14.    No exhibit required.

  15.    Letter on Unaudited Interim Financial Information
         None.

  16.    Letter on Change in Certifying Accountant
         None.

  17.    Letter on Director Resignation
         Not applicable.

  18.    Letter on Change in Accounting Principles
         Not applicable.

  19.    Reports Furnished to Security holders
         Not applicable.

  20.    Other Documents or Statements to Security Holders
         Not applicable.

  21.    Subsidiaries of the Small Business Issuer
         None.

  22.    Published Report Regarding Matters Submitted to Vote
         Not applicable.

  23.    Consent of Experts and Counsel- Auditor's Consent
         None.

  24.    Power of Attorney
         None.

  25.    Statement of Eligibility of Trustee
         None.

  26.    Invitations for Competitive Bids
         Not applicable.

  27.    Financial Data Schedule
         Not required.

AUDITORS

The financial statements of Copyright Media Corporation of Nevada appearing in this Prospectus and Registration Statement have been audited by Bradshaw, Smith & Co. LLP., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 28. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 14 above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on the day of August 11, 2003.

              COPYRIGHT MEDIA CORPORATION OF NEVADA
             ---------------------------------------
                          (Registrant)

             By: /s/ Vince Hesser, President and CEO
                -----------------


SIGNATORIES

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date
     ---------               -----                  ----

  /s/ Vince Hesser       President and         August 11, 2003
  ----------------          Director
    Vince Hesser


/s/ Steven D. Molasky       Director           August 11, 2003
---------------------
 Steven D. Molasky


/s/ Tammy Hardcastle     Secretary and         August 11, 2003
--------------------       Treasurer
  Tammy Hardcastle


/s/ Tammy Hardcastle    Principal Accounting     August 11, 2003
--------------------        Officer
  Tammy Hardcastle

              Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



























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